UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC. 20549

SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Check the appropriate box:

☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☐	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c)or Rule 14a-12

LEXICON PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April ___, 2025

TO OUR STOCKHOLDERS:
I am pleased to invite you to attend the 2025 annual meeting of stockholders of Lexicon Pharmaceuticals, Inc. to be held on Monday, June 2, 2025 at 8:00 a.m. CDT. The annual meeting will be held entirely online and you will be able to attend and participate by visiting http://www.virtualshareholdermeeting.com/LXRX2025, where you will be able to vote electronically and submit questions. You will not be able to attend the annual meeting in person. We are taking measures so that our stockholders may still meaningfully participate in the annual meeting notwithstanding the virtual platform. You will need the 16-digit control number included with these proxy materials to attend the annual meeting.
Your vote is important, regardless of the number of shares that you hold. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible, either electronically on the Internet, by telephone or by signing and returning the enclosed proxy card. You can revoke any prior proxy by attending the annual meeting and voting electronically during the meeting or by otherwise revoking your proxy as described in the proxy statement.
Thank you for your ongoing support of and continued interest in Lexicon Pharmaceuticals.
Sincerely,

Michael S. Exton, Ph.D.
Chief Executive Officer

LEXICON PHARMACEUTICALS, INC.
2445 Technology Forest Blvd., 11th Floor
The Woodlands, Texas 77381
(281) 863-3000
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 2, 2025
TO OUR STOCKHOLDERS:
The annual meeting of stockholders of Lexicon Pharmaceuticals, Inc. will be held on Monday, June 2, 2025 at 8:00 a.m. CDT. The annual meeting will be held entirely online at http://www.virtualshareholdermeeting.com/LXRX2025. At the annual meeting, stockholders will consider and vote on the following matters:
•the election of the two Class I directors named in this proxy statement;
•a proposal to ratify and approve an amendment to our 2017 Equity Incentive Plan increasing the total number of shares of our common stock that may be issued pursuant to stock awards granted under the plan from 55,000,000 to 75,000,000, all of which may be granted as incentive stock options;
•a proposal to ratify and approve an amendment to our 2017 Non-Employee Directors’ Equity Incentive Plan increasing the total number of shares of our common stock that may be issued pursuant to stock awards granted under the plan from 2,000,000 to 4,000,000;
•a proposal to amend our Sixth Amended and Restated Certificate of Incorporation to effect, at the discretion of our board of directors, a reverse split of our common stock, at a ratio within a range of 1-for-10 to 1-for-50, at any time prior to our 2026 annual meeting of stockholders and with the actual ratio to be determined within that range at the discretion of our board of directors;
•an advisory vote to approve the compensation paid to our named executive officers;
•a proposal to ratify and approve the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2025; and
•acting on any other business that properly comes before the annual meeting.
You are entitled to vote at the annual meeting only if you are the record owner of shares of our common stock at the close of business on April 3, 2025.
It is important that your shares be represented at the annual meeting whether or not you plan to attend online. Please cast your vote electronically on the Internet, by telephone or by signing and returning the enclosed proxy card as promptly as possible. If you attend the annual meeting online, and wish to do so, you may revoke the proxy and vote electronically at the annual meeting.

By order of the board of directors,

Brian T. Crum
Secretary
The Woodlands, Texas
April ___, 2025

LEXICON PHARMACEUTICALS, INC.
2445 Technology Forest Blvd., 11th Floor
The Woodlands, Texas 77381
(281) 863-3000

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 2, 2025
GENERAL INFORMATION
Purpose of this Proxy Statement
We have prepared this proxy statement to solicit proxies on behalf of our board of directors for use at our 2025 annual meeting of stockholders and any adjournment or postponement of such meeting.
Notice of Internet Availability of Proxy Materials
As permitted by rules adopted by the Securities and Exchange Commission, we are providing access to our proxy materials over the Internet. Accordingly, beginning on April ___, 2025, we are mailing to our stockholders a notice containing instructions on how to access our proxy materials, including our proxy statement and annual report, and vote electronically over the Internet. The notice also provides instructions on how stockholders may request a paper copy of our proxy materials free of charge. Our proxy materials may be accessed by stockholders at any time after the date of mailing of the notice.
Date, Time and Place of Annual Meeting
The annual meeting will be held on Monday, June 2, 2025 at 8:00 a.m. CDT. The annual meeting will be held entirely online at http://www.virtualshareholdermeeting.com/LXRX2025.
We believe that the online format facilitates stockholder attendance and participation by leveraging technology to allow us to communicate in a safe, effective and efficient manner with our stockholders. This online format also empowers stockholders around the world to participate at no cost. We have designed the online format to enhance stockholder access and participation and protect stockholder rights by, among other things, providing stockholders multiple opportunities to submit questions for the annual meeting and offering live technical support for all stockholders attending the annual meeting online.
In order to attend the annual meeting, you should use the control number provided on your proxy card or notice of Internet availability of proxy materials. If your shares are held by an intermediary, such as a broker or bank, instructions for attending the annual meeting should also be provided on the voting instruction card provided by such intermediary.
Matters to Be Considered at the Annual Meeting
At the annual meeting, our stockholders will be asked to consider and act upon the following matters:
•the election of the two Class I directors named in this proxy statement;
•a proposal to ratify and approve an amendment to our 2017 Equity Incentive Plan increasing the total number of shares of our common stock that may be issued pursuant to stock awards granted under the plan from 55,000,000 to 75,000,000, all of which may be granted as incentive stock options;
•a proposal to ratify and approve an amendment to our 2017 Non-Employee Directors’ Equity Incentive Plan increasing the total number of shares of our common stock that may be issued pursuant to stock awards granted under the plan from 2,000,000 to 4,000,000;
•a proposal to amend our Sixth Amended and Restated Certificate of Incorporation to effect, at the discretion of our board of directors, a reverse split of our common stock, at a ratio within a range of 1-for-10 to 1-for-50, at any time prior to our 2026 annual meeting of stockholders and with the actual ratio to be determined within that range at the discretion of our board of directors;
•an advisory vote to approve the compensation paid to our named executive officers; and
•a proposal to ratify and approve the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2025.

Our board of directors does not intend to bring any other matters before the annual meeting and has not been informed that any other matters are to be presented by others. Our bylaws contain several requirements that must be satisfied in order for any of our stockholders to bring a proposal before one of our annual meetings, including a requirement of delivering proper advance notice to us. Stockholders are advised to review our bylaws if they intend to present a proposal at any of our annual meetings.
Shares Entitled to Vote
You are entitled to vote at the annual meeting and at any postponement or adjournment thereof if you were the record owner of shares of our common stock as of the close of business on April 3, 2025, the record date for the annual meeting established by our board of directors. On the record date, __________ shares of our common stock were outstanding. If you were the record owner of shares of our common stock on the record date, you will be entitled to one vote for each share of common stock that you own on each matter that is called to vote at the annual meeting or at any postponement or adjournment thereof.
Quorum
We must have a quorum to conduct any business at the annual meeting. This means that at least a majority of our outstanding shares eligible to vote on each proposal at the annual meeting must be represented at the annual meeting with respect to such proposal, either in person during the annual meeting or by proxy. Cast abstentions are counted for purposes of determining whether a quorum is present. In addition, shares held by intermediaries that are voted for at least one matter at the annual meeting will be counted as being present for purposes of determining a quorum for all matters. This is true even if the beneficial owner’s discretion has been withheld for voting on some or all other matters (commonly referred to as a “broker non-vote”).
Vote Necessary to Approve Proposals
Our Class I directors will be elected by a plurality vote. As a result, the two persons receiving the greatest number of votes will be elected to serve as our Class I directors. Withholding authority to vote for a director nominee will not affect the outcome of the election of directors.
The ratification and approval of the amendment to our 2017 Equity Incentive Plan will require the affirmative vote of the majority of the votes cast with respect to such matter. Any abstention from voting or broker non-vote with respect to such matter will not count as a vote for or against the amendment and will not affect the outcome of the proposal.
The ratification and approval of the amendment to our 2017 Non-Employee Directors’ Equity Incentive Plan will require the affirmative vote of the majority of the votes cast with respect to such matter. Any abstention from voting or broker non-vote with respect to such matter will not count as a vote for or against the amendment and will not affect the outcome of the proposal.
The approval of an amendment to our Sixth Amended and Restated Certificate of Incorporation to effect a reverse split of our common stock will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock as of the record date. Any abstention from voting with respect to such matter will have the same effect as a vote against the proposal.
The approval on an advisory basis of the compensation paid to our named executive officers will require the affirmative vote of a majority of the votes cast with respect to such matter. Any abstention from voting or broker non-vote with respect to such matter will not count as a vote for or against the compensation paid to our named executive officers and will not affect the outcome of the advisory vote.
The ratification and approval of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2025 will require the affirmative vote of a majority of the votes cast with respect to such matter. Any abstention from voting or broker non-vote with respect to such matter will not count as a vote for or against the appointment of Ernst & Young LLP and will not affect the outcome of the proposal.
Any other business that may properly come before the annual meeting for a vote will require the affirmative vote of a majority of the votes cast with respect to such matter unless a greater vote is required by law or our charter or bylaws. Any abstention or broker non-vote with respect to any such matter will not count as a vote for or against the proposal and will not affect the outcome of the proposal.

How to Vote Your Shares
You may vote electronically during the annual meeting at http://www.virtualshareholdermeeting.com/LXRX2025 or by proxy. To ensure that your shares are represented at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting online. Even if you vote by proxy, if you wish, you can revoke your proxy and vote electronically at the annual meeting. If you want to vote at the annual meeting but your shares are held by an intermediary, such as a broker or bank, you will need to obtain from the intermediary either proof of your ownership of such shares as of April 3, 2025 or a proxy from such intermediary authorizing you to vote your shares at the meeting.
You may receive more than one proxy depending on how you hold your shares. If you hold your shares through an intermediary, such as a broker or bank, you may receive materials from them asking you how you want your shares to be voted at the annual meeting.
How to Vote by Proxy
By Internet or Telephone. You may vote electronically on the Internet or by telephone by following the instructions contained on the notice of Internet availability of our proxy materials. If you hold your shares through an intermediary, such as a broker or bank, please follow the voting instructions contained on the voting card used by the intermediary.
By Mail. If you request a paper copy of our proxy materials, you may vote by mail by completing, dating and signing the proxy card provided and mailing it in the pre-addressed envelope enclosed with the paper copy of our proxy materials.
How Your Proxy Will Be Voted
Giving us your proxy means that you are authorizing us to vote your shares at the annual meeting and at any adjournment or postponement thereof in the manner you direct. You may vote for our nominees for election as Class I directors, or withhold your vote for any one or more of those nominees. You may vote for or against the ratification and approval of the amendment to our 2017 Equity Incentive Plan, the ratification and approval of the amendment to our 2017 Non-Employee Directors’ Equity Incentive Plan, the approval of an amendment to our Sixth Amended and Restated Certificate of Incorporation to effect a reverse split of our common stock, the approval on an advisory basis of the compensation paid to our named executive officers and the ratification and approval of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2025, or abstain from voting on those proposals.
If any of our nominees for election as Class I directors become unavailable for any reason before the election, we may reduce the number of directors serving on our board of directors, or our board of directors may designate substitute nominees, as necessary. We have no reason to believe that any of our nominees for election as Class I directors will be unavailable. If our board of directors designates any substitute nominees, the persons receiving your proxy will vote your shares for such substitute(s) if they are instructed to do so by our board of directors or, in the absence of any such instructions, in accordance with their own best judgment.
If you vote by proxy but do not specify how you want your shares voted, your shares will be voted in favor of our nominees for election as Class I directors, in favor of the ratification and approval of the amendment to our 2017 Equity Incentive Plan, in favor of the ratification and approval of the amendment to our 2017 Non-Employee Directors’ Equity Incentive Plan, in favor of an amendment to our Sixth Amended and Restated Certificate of Incorporation to effect a reverse split of our common stock, in favor of the approval on an advisory basis of the compensation paid to our named executive officers and in favor of the ratification and approval of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2025.
If you vote by proxy and any additional business properly comes before the annual meeting, the persons receiving your proxy will vote your shares on those matters as instructed by our board of directors or, in the absence of any such instructions, in accordance with their own best judgment. As of the date of this proxy statement, we are not aware of any other matter to be raised at the annual meeting.
How to Revoke Your Proxy
You may revoke your proxy at any time before your shares are voted by providing our corporate secretary with either a new proxy with a later date or a written notice of your desire to revoke your proxy at the following address:
Lexicon Pharmaceuticals, Inc.
2445 Technology Forest Blvd., 11th Floor
The Woodlands, Texas 77381
Attention: Corporate Secretary

You may also revoke your proxy at any time prior to your shares having been voted by attending the annual meeting online and notifying the inspector of election of your desire to revoke your proxy. Your proxy will not automatically be revoked merely because you attend the annual meeting online.
Inspector of Election
Broadridge Financial Solutions, Inc. will count votes and provide a representative who will serve as an inspector of election for the annual meeting.
List of Stockholders Entitled to Vote
A list of our stockholders entitled to vote at the annual meeting will be available online for inspection during the annual meeting. The stockholder list will also be available for inspection for ten days prior to the annual meeting at our corporate offices located at 2445 Technology Forest Blvd., 11th Floor, The Woodlands, Texas. Any inspection of this list at our offices will need to be conducted during ordinary business hours. If you wish to conduct an inspection of the stockholder list, we request that you please contact our corporate secretary before coming to our offices.
Solicitation of Proxies and Expenses
We are asking for your proxy on behalf of our board of directors. We will bear the entire cost of preparing, printing and soliciting proxies. We will send notices of Internet availability of proxy materials and, if requested, paper copies of our proxy materials to all of our stockholders of record as of the record date and to all intermediaries, such as brokers and banks, that held any of our shares on that date on behalf of others. These intermediaries will then forward the notices and, if requested, paper copies of our proxy materials to the beneficial owners of our shares, and we will reimburse them for their reasonable out-of-pocket expenses for forwarding such materials. Our directors, officers and employees may solicit proxies by mail, in person or by telephone or other electronic communication. Our directors, officers and employees will not receive additional compensation for their solicitation efforts, but they will be reimbursed for any out-of-pocket expenses they incur. No solicitation of proxies will be made by specially engaged employees or paid solicitors.
Householding
As permitted by rules adopted by the Securities and Exchange Commission, we are delivering a single notice of Internet availability of proxy materials, annual report and proxy statement, as applicable, to any household at which two or more stockholders reside if we believe the stockholders are members of the same family, unless otherwise instructed by one or more of the stockholders. We will promptly deliver separate copies of these documents upon the written or oral request of any stockholder at a shared address to which a single copy of the documents were delivered.
If your household received a single set of any of these documents, but you would prefer to receive your own copy, or if you share an address with another stockholder and together both of you would like to receive only a single set of these documents, please follow these instructions:
•If your shares are registered in your own name, please contact our transfer agent, Computershare Inc., and inform them of your request by calling them at (877) 854-4583 or writing them at P.O. Box 505000, Louisville, Kentucky 40233-5000 or 462 South 4th Street, Suite 1600, Louisville, Kentucky 40202 for overnight correspondence.

•If an intermediary, such as a broker or bank, holds your shares, please contact Broadridge and inform them of your request by calling them at (800) 542-1061 or writing them at Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Be sure to include your name, the name of your brokerage firm and your account number.
Appraisal Rights
Appraisal rights are not available to our stockholders in connection with the matters to be considered at the annual meeting.

PROPOSAL NUMBER 1:
ELECTION OF DIRECTORS
Our board of directors, which currently has eight members, is divided or “classified” into three classes. Directors in each class are elected to hold office for a term ending on the date of the third annual meeting following the annual meeting at which they were elected. The current term of our Class I directors will expire at this annual meeting. The current terms of our Class II and Class III directors will expire at our 2026 and 2027 annual meetings of stockholders, respectively.
The board of directors has nominated and urges you to vote for the election of the individuals identified below, who have been nominated to serve as Class I directors until our 2028 annual meeting of stockholders or until their successors are duly elected and qualified. Each of these individuals is a member of our present board of directors. Your signed proxy will be voted for the nominees named below unless you specifically indicate on the proxy that you are withholding your vote.
Nominees for Class I Directors
The following individuals are nominated for election as Class I directors:

Name	Age	Position with the Company	Year First Became a Director
Raymond Debbane	70	Chairman of the Board of Directors (Class I)	2007
Ivan H. Cheung	48	Director (Class I)	2024

Raymond Debbane has been a director since August 2007 and became chairman of our board of directors in February 2012. Mr. Debbane is president and chief executive officer of The Invus Group, LLC, which he founded in New York in 1985 as the exclusive investment advisor of Benelux-based Artal Group S.A. Mr. Debbane serves as chairman or director of a number of private companies in which Invus or Artal Group S.A. have invested. He previously served as a director of WW, Inc. from 1999 until May 2023 and of Blue Buffalo Pet Products, Inc. from 2007 until April 2018 when Blue Buffalo was acquired by General Mills, Inc. Before founding The Invus Group, Mr. Debbane was a manager in the Paris office of The Boston Consulting Group, Inc., where he did consulting work for a number of major European and international companies. Mr. Debbane holds an M.B.A. from Stanford University, an M.S. in food science and technology from the University of California at Davis, and a B.S in agricultural sciences and agricultural engineering from American University of Beirut.
Mr. Debbane provides us with the benefit of his extensive financial markets and investment expertise gained in more than 30 years of leading the identification, selection, negotiation and oversight of a wide range of investments in his role as president and chief executive officer of The Invus Group, as well as his background in strategic consulting across a broad range of industries developed while with The Boston Consulting Group. Mr. Debbane is a designee of Invus, L.P. and its affiliates pursuant to our stockholders’ agreement with Invus described under the heading “Transactions with Related Persons - Arrangements with Invus.”
Ivan H. Cheung has been a director since December 2024, has been chief executive officer and a director of NextPoint Therapeutics since January 2024 and has served as senior advisor to TPG Growth since September 2023. Mr. Cheung previously served in a series of executive leadership positions at Eisai Co., Ltd., where he worked for 18 years, most recently as chairman and chief executive officer of Eisai Inc. from 2016 to July 2023 and strategic advisor from August to December 2023. Prior to joining Eisai, Mr. Cheung spent seven years with Booz Allen Hamilton, Inc., where he held a variety of consulting positions. Mr. Cheung holds a B.S.E. from Duke University and an M.B.A. from Harvard University.
Mr. Cheung provides us with the benefit of his extensive experience in a wide variety of disciplines within the pharmaceutical industry, including the development and commercialization of pharmaceutical products, the management of pharmaceutical marketing and sales efforts and the planning and execution of strategic initiatives, as well as his organizational and management skills developed in his numerous leadership positions with Eisai and other organizations.
The Board of Directors recommends that stockholders vote “FOR” the foregoing nominees for election as Class I directors.

Current and Continuing Directors
The current directors of the Company are identified below:

Name	Age	Position with the Company
Raymond Debbane (3)	70	Chairman of the Board of Directors (Class I)
Philippe J. Amouyal (2)	66	Director (Class III)
Samuel L. Barker, Ph.D. (1) (2)	82	Director (Class II)
Ivan H. Cheung (1)	48	Director (Class I)
Michael S. Exton, Ph.D.	55	Chief Executive Officer and Director (Class III)
Christopher J. Sobecki	66	Director (Class II)
Diane E. Sullivan (1)	63	Director (Class III)
Judith L. Swain, M.D. (2) (3)	76	Director (Class II)

(1)    Member of the Audit Committee
(2)    Member of the Compensation Committee
(3)    Member of the Corporate Governance Committee

Information regarding the business experience of Mr. Debbane and Mr. Cheung is set forth above under the heading “- Nominees for Class I Directors.”
Philippe J. Amouyal has been a director since August 2007 and is a managing director of The Invus Group, LLC, a position he has held since 1999.  Previously, Mr. Amouyal was a vice president and director of The Boston Consulting Group, Inc. in Boston, Massachusetts, where he coordinated the global technology and electronics practice through most of the 1990s.  Mr. Amouyal also serves as director of CAVA Group, Inc. and at a number of private companies in which Invus or Artal Group S.A. have invested. He previously served as a director of WW, Inc. from 2002 until February 2019 and of Blue Buffalo Pet Products, Inc. from 2007 until April 2018 when Blue Buffalo was acquired by General Mills, Inc. Mr. Amouyal holds an M.S. in engineering and a DEA in management from Ecole Centrale de Paris and was a research fellow at the Center for Policy Alternatives of the Massachusetts Institute of Technology.
Mr. Amouyal provides us with the benefit of his broad business and financial experience, as well as his expertise in compensation and performance management and the assessment and prioritization of research and development projects, gained in his active participation in the identification, selection, negotiation and oversight of investments by The Invus Group and his consulting experience with The Boston Consulting Group. Mr. Amouyal is a designee of Invus, L.P. and its affiliates pursuant to our stockholders’ agreement with Invus described under the heading “Transactions with Related Persons - Arrangements with Invus.”
Samuel L. Barker, Ph.D. has been a director since March 2000 and served as chairman of our board of directors from 2005 to 2012. Dr. Barker previously co-founded and served as president and chief executive officer of Clearview Projects, Inc., a provider of partnering and transaction services to biopharmaceutical companies. Dr. Barker served in a series of leadership positions at Bristol-Myers Squibb Company until his retirement in 1999. His positions at Bristol-Myers Squibb included service as executive vice president, Worldwide Franchise Management and Strategy; president, United States Pharmaceuticals; and president, Bristol-Myers Squibb Intercontinental Commercial Operations. Dr. Barker also previously held executive positions in research and development, manufacturing, finance, business development and sales and marketing at Squibb Pharmaceuticals. Dr. Barker currently serves as a director of Cyclacel Pharmaceuticals, Inc. Dr. Barker received his B.S. from Henderson State College, his M.S. from the University of Arkansas and his Ph.D. from Purdue University.
Dr. Barker provides us with the benefit of his extensive experience in a wide variety of disciplines within the pharmaceutical industry, including the development and commercialization of pharmaceutical products, the identification, evaluation and negotiation of collaborative agreements, and the management of pharmaceutical marketing and sales efforts, as well as his organizational and management skills developed while serving in his various leadership positions at Bristol-Myers Squibb and Clearview Projects.
Michael S. Exton, Ph.D. has been a director since July 2024 and served for fourteen years in a series of senior leadership positions at Novartis, most recently as cardiometabolism therapeutic head from August 2022 to June 2024. In such role, Dr. Exton led the global cross functional commercial therapeutic areas of cardiovascular and metabolic disease, with key responsibilities in discovery, development, commercial launch preparation, business development, investor relations and media engagement. Dr. Exton’s previous positions with Novartis included vice president and global head, cardiovascular renal and metabolism franchise from November 2021 to August 2022 and vice president and head, cardiovascular renal and metabolism franchise of Novartis USA from January 2018 to August 2022. Prior to joining Novartis, Dr. Exton was director of business development with Invida Pty Ltd and spent nine years with Eli Lilly Australia, where he held a variety of research, business development and commercial positions. Dr. Exton holds a B.Sc. and a Ph.D. in neuroscience from the University of Newcastle and a Ph.D. in immunology from the University of Essen, Germany.
Dr. Exton provides us with the benefit of his extensive experience in a wide variety of disciplines within the pharmaceutical industry, including research, development, commercialization and the evaluation and negotiation of strategic acquisitions, licensing and partnerships, as well as his organizational and management skills developed in his numerous leadership positions with Novartis and other pharmaceutical companies.
Christopher J. Sobecki has been a director since August 2007 and is a managing director of The Invus Group, LLC, which he joined in 1989. Mr. Sobecki is currently a director of a number of private companies in which Invus or Artal Group S.A. have invested. He previously served as a director of WW, Inc. from 1999 until May 2023. He holds a B.S. in industrial engineering from Purdue University and an M.B.A. from Harvard University.
Mr. Sobecki provides us with the benefit of his diversified business and financial experience, including a particular expertise in risk assessment and business strategy development, and relationships in the financial community gained in his active participation in the identification, selection, negotiation and oversight of investments by The Invus Group and his service as a director of public and private companies. Mr. Sobecki is a designee of Invus, L.P. and its affiliates pursuant to our stockholders’ agreement with Invus described under the heading “Transactions with Related Persons - Arrangements with Invus.”
Diane E. Sullivan has been a director since July 2023 and founded her own consulting firm in May 2020, which specializes in strategy development and commercialization for life sciences companies. From May 2020 until August 2021, Ms. Sullivan served as the Chief Commercial Officer of DalCor Pharmaceuticals. From November 2018 to April 2020, Ms. Sullivan served as Chief Commercial Officer of The Medicines Company, until its acquisition by Novartis. Prior to her time at The Medicines Company, Ms. Sullivan was an independent commercialization and market access consultant from October 2017 to November 2018. Ms. Sullivan also previously held senior positions at AstraZeneca, Pfizer, Wyeth and GlaxoSmithKline in a variety of disciplines, including market access, strategy, marketing, brand management, business development and integration. Ms. Sullivan served as a director of OrthogenRx, a privately held medical device company, from May 2018 until it was acquired by Avanos Medical in January 2022 and currently serves as a director of Amarin. Ms. Sullivan received a B.A. from Dickinson College.
Ms. Sullivan provides us with the benefit of her extensive experience in a wide variety of disciplines within the pharmaceutical industry, including market access, marketing, brand management, operations, research and development, capital allocation, partnerships and strategic collaborations, corporate governance, corporate finance, and mergers and acquisitions, as well as her organizational and management skills developed in her numerous leadership positions with a variety of pharmaceutical companies.
Judith L. Swain, M.D. has been a director since September 2007. Dr. Swain is chief medical officer of Physiowave, Inc. and was appointed a director of Wellcome Leap, a foundation supported by Wellcome Trust, in 2024. She previously served as founding director of the Singapore Institute for Clinical Sciences, dean for translational medicine at the University of California, San Diego, chair of the Department of Medicine at Stanford University, and on the medical faculties of the University of Pennsylvania and Duke University. She has previously served in a number of national and international leadership roles and as a director or member of the scientific advisory boards for a number of biomedical technology companies and is co-founder of Synecor, LLC. Dr. Swain served as a director of Prometheus Biosciences, Inc. from February 2021 until June 2023 when Prometheus was acquired by Merck & Co. Dr. Swain received her B.S. from the University of California, Los Angeles and her M.D. from the University of California, San Diego.
Dr. Swain provides us with the benefit of her extensive medical and scientific research experience gained in her more than 30 years as a practicing physician and research scientist, as well as her organizational and management skills developed in her numerous leadership positions with a variety of prominent research and academic institutions.

PROPOSAL NUMBER 2:
RATIFICATION AND APPROVAL OF AMENDMENT TO 2017 EQUITY INCENTIVE PLAN

We use stock options, restricted stock units and other stock awards as a part of our overall compensation program in order to align the long-term interests of our employees with those of our stockholders. These awards are made principally under our 2017 Equity Incentive Plan, the purpose of which is to secure and retain the services of employees, directors and consultants, and to provide them with incentives to exert maximum efforts for our success by giving them the opportunity through the granting of stock options, restricted stock units and other stock awards to benefit from increases in the value of our common stock.
The 2017 Equity Incentive Plan currently provides that no more than 55,000,000 shares of our common stock may be issued pursuant to stock awards granted under the plan, all of which may be granted as incentive stock options. We are asking that stockholders ratify and approve an amendment to the 2017 Equity Incentive Plan increasing the total number of shares that may be issued pursuant to stock awards granted under the plan by 20,000,000 shares to 75,000,000 shares, all of which may be granted as incentive stock options, with the objective of maintaining the availability to our board of directors of this portion of our overall compensation program. The proposed amendment to the plan was approved by our board of directors, subject to stockholder approval, on February 13, 2025.
The terms of the 2017 Equity Incentive Plan are summarized below and the complete text of the plan is set forth in Appendix A to this proxy statement, in each case reflecting the amendment described above.
The Board of Directors recommends that stockholders vote “FOR” the ratification and approval of the amendment to our 2017 Equity Incentive Plan.
Administration of the Plan
The plan is administered by our board of directors, or a committee appointed by the board, which determines the recipients and types of awards to be granted, including the number of shares subject to the award and any relevant vesting schedules. The compensation committee of the board of directors presently administers the plan.

Awards under the Plan
The plan permits the following types of awards:
•incentive stock options;
•nonstatutory stock options;
•stock bonus awards;
•restricted stock awards;
•restricted stock unit awards;
•stock appreciation rights; and
•performance stock awards.
Awards granted under the plan are evidenced by agreements that specify the terms and conditions under which they are granted. All awards granted under the plan are subject to the terms and conditions contained in the applicable agreement and the plan.
Eligibility
Awards other than incentive stock options may be granted to employees, directors and consultants. Incentive stock options may be granted only to employees. As of April 3, 2025, approximately ____ persons were eligible to participate in the plan, including approximately ____ employees, seven non-employee directors and ____ consultants.
Shares Subject to the Plan
The total number of shares of common stock that may be issued pursuant to awards under the plan shall not exceed in the aggregate 75,000,000 shares, all of which may be granted as incentive stock options.
If any award expires, lapses, or is terminated or forfeited for any reason, the shares subject to that award will continue to be available for the grant of awards under the plan, provided that if shares are not delivered to the holder of an award because (1) the right to receive such shares is surrendered in a “net exercise” of a stock option or (2) such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of a stock option or stock appreciation right or the issuance of shares under a stock bonus award, restricted stock award, restricted stock unit award or performance stock award, the surrendered or withheld shares will not be available for subsequent issuance under the plan. Common stock issued as or on the exercise of awards under the plan may be either authorized and unissued shares or reacquired shares.

As of April 3, 2025, there were outstanding under the plan (1) stock options to purchase a total of _________ shares of our common stock, (2) no stock bonus awards, (3) no restricted stock awards, (4) restricted stock unit awards to receive a total of __________ shares of our common stock, (5) no stock appreciation rights and (6) no performance stock awards. On a pro forma basis to reflect the increase in the number of shares reserved for issuance under the plan, __________ shares remained available for issuance of new awards under the plan at that date. From the founding of our company in 1995 until that date, a total of __________ shares of our common stock were issued under the plan and its predecessors upon the grant, exercise or vesting of awards granted under the plan.
Stock Options
The stock options granted under the plan are evidenced by agreements that specify the number of shares of our common stock which may be purchased at a certain specified price and contain other terms and conditions, such as vesting and termination provisions. All stock options granted under the plan are subject to the terms and conditions contained in the applicable stock option agreement and the plan.
Expiration and Termination
The term of each stock option is stated in the applicable stock option agreement. In no event, however, may a stock option be exercised more than ten years after the date the option is granted. In the case of an incentive stock option granted to a 10% stockholder, the maximum term is five years from the date the option is granted.
Option Exercise Price
The exercise price of stock options granted under the plan is determined by the plan administrator at the time the stock option is granted. Stock options must have an exercise price that is no less than 100% of the fair market value of our common stock on the date of grant.
The fair market value of a share of common stock on a particular date is equal to the previous day’s closing sales price (or the closing bid price, if no sales were reported) of the common stock if the common stock is listed on any established stock exchange or traded on the Nasdaq Stock Market. If there is no regular public trading market for the common stock, the fair market value of the common stock is determined by the board of directors.
Consideration for Exercise of Options
The consideration to be paid for shares to be issued upon exercise of a stock option, including the method of payment, shall be determined by the administrator and may consist entirely of (1) cash or (2), at the discretion of the board of directors, (a) by delivery of other shares of our common stock, (b) according to a deferred payment or other similar arrangement, (c) by means of a “net exercise” of the option, or (d) in any other form of legal consideration acceptable to the board.
Stock Bonus Awards and Restricted Stock Awards
The terms and provisions of stock bonus awards and restricted stock awards shall be as set forth in the grant instrument. A stock bonus may be awarded in consideration for past services actually rendered to the company. Shares awarded under a stock bonus or restricted stock award may, but need not be subject to a repurchase or forfeiture right on behalf of the company in accordance with a vesting schedule in the event the participant’s employment is terminated.
Restricted Stock Unit Awards and Stock Appreciation Rights
The terms and provisions of restricted stock unit awards and stock appreciation rights shall be as set forth in the grant instrument. The price of a common stock equivalent used as the basis from which appreciation is determined for purposes of a stock appreciation right shall be as the administrator shall determine, but not less than 100% of the fair market value on the date the stock appreciation right is granted. Restricted stock unit awards and the exercise value of a stock appreciation right may be paid in shares of common stock, cash, a combination of common stock and cash, or other consideration, as determined by the administrator and set forth in the grant instrument.
Performance Stock Awards
The terms and provisions of performance stock awards shall be as set forth in the grant instrument. Any type of award available under the plan may be designated as a performance stock award and subject to performance conditions based on business criteria or other measures of performance, with a performance period not to exceed ten years.

Other Provisions
Limits on Transfer of Awards
In general, plan participants may not sell, pledge, assign, transfer or otherwise dispose of any awards other than by will or the laws of descent or distribution and the plan participant alone may exercise his or her awards during his or her lifetime. Awards other than incentive stock options may be transferred only if permitted under the agreement that evidences the terms of the award.
Adjustments on Changes in Capital Structure or on Change of Control
If we effect a stock split, reverse stock split, stock dividend, redemption, combination, reclassification or other similar change affecting our capital stock, adjustments reflecting the change will be made in (1) the aggregate number of shares of common stock authorized for issuance under the plan; (2) the number of shares underlying each outstanding award; and (3) if applicable, the price per share of each award.
If a change in control transaction shall occur, the surviving or acquiring corporation shall assume all awards or provide a substitute similar award. If the surviving or acquiring corporation fails to so provide such assumption or substitution, then awards held by those participants whose employment has not been terminated will be accelerated in full and the awards will subsequently terminate if not exercised. Any other awards outstanding under the plan will terminate if not exercised (if applicable) prior to the event.
Amendment or Termination of the Plan
The board may at any time amend, alter, suspend or discontinue the plan, but no amendment, alteration, suspension or discontinuation which would impair a participant’s rights under any previous grant may be made without the consent of the participant.
Term of the Plan
No awards may be granted under the plan after the day before the tenth (10th) anniversary of the date the plan was adopted by our board of directors, which occurred on February 9, 2017.
United States Federal Income Tax Consequences
The following is a brief summary of certain of the federal income tax consequences of certain transactions under the plan based on current federal income tax laws. This summary is not intended to be exhaustive and does not describe state or local tax consequences. Additional or different federal tax consequences to the employee, director or consultant or to our company may result depending on considerations other than those described below.
Nonstatutory Stock Options
In general, optionholders will not recognize any taxable income at the time they are granted nonstatutory stock options. When an optionholder exercises a nonstatutory stock option, he or she will recognize ordinary income measured by the excess of the then fair market value of the shares over the exercise price and we will be entitled to a deduction for a corresponding amount. Different rules apply to options that have a “readily ascertainable fair market value,” as that phrase is defined in regulations promulgated under Section 83 of the Internal Revenue Code of 1986.
When an optionholder sells or otherwise disposes of shares that were acquired by exercising nonstatutory stock options, any amount that the optionholder receives in excess of the sum of (1) the exercise price of the shares as of the date of exercise and (2) the amount includable in income with respect to such option, if any, such sum being the optionholder’s “basis” in the shares, will, in general, be treated as a long‑term or short‑term capital gain, depending on the holding period of the shares. We are not entitled to any tax deduction in connection with an optionholder’s sale or disposition of the shares. If an optionholder receives less than his or her basis in the shares, the loss will, in general, be treated as a long‑term or short‑term capital loss, depending on the holding period of the shares.
Incentive Stock Options
Optionholders will not be taxed on the grant or exercise of an incentive stock option that qualifies under Section 422 of the Internal Revenue Code, unless an alternative minimum tax liability is triggered. When an optionholder sells or otherwise makes a taxable disposition of shares that he or she acquired by exercising an incentive stock option, the optionholder will recognize a capital gain on the excess of the amount realized on disposition over the exercise price of the incentive stock option, provided that the optionholder has not disposed of the shares until at least two years after the date the option was granted and one year after the date the optionholder exercised the option. Failure to comply with these holding requirements will result in ordinary income treatment for the gain. Unless the optionholder disposes of shares received on exercise of the incentive stock option before meeting the applicable holding period requirements, we will not be entitled to a deduction with respect to the grant or exercise of the incentive stock option.
In the event an optionholder makes a “disposition” of the shares received on exercise of an incentive stock option before meeting the two‑year or one‑year holding period requirements, the gain on the disposition, to the extent of the lesser of (1) the excess of the fair market value of the shares on the date of exercise over the exercise price or (2) the excess of the amount realized on disposition over the exercise price, will be treated as ordinary income to the optionholder, and we will generally be entitled to a corresponding deduction. The balance of the gain, if any, realized on such a disposition will be treated as long‑term or short‑term capital gain, depending on the holding period of the shares. To the extent that an optionholder is entitled to capital gains treatment, we will not be entitled to a corresponding deduction for such gain. If the amount realized at the time of the disposition is less than the exercise price, the optionholder will not be required to treat any amount as ordinary income, provided the disposition is of a type that would give rise to a recognizable loss. In such event, the loss will be treated as a long‑term or short‑term capital loss depending on the holding period of the shares.
Stock Bonus Awards
In general, if an individual receives a stock bonus award, he or she will be taxed on the fair market value of the shares on the date the shares are issued. We will be generally entitled to a deduction for a corresponding amount. When a stock bonus award is subject to forfeiture restrictions, an individual will not recognize any taxable income at the time he or she is granted the award, but upon the lapse of the restrictions applicable to such award, that person will recognize ordinary income equal to the fair market value of the shares on the date the restrictions on the award lapsed, and we will be entitled to a deduction for a corresponding amount. If, upon a taxable disposition of the shares, the stockholder receives more or less than his or her basis in the shares, the gain or loss will be a long‑term or short‑term capital gain or loss, depending on the holding period of the shares, measured from the date that the receipt of the shares was taxable to the stockholder.
Restricted Stock Awards
In general, an individual will not recognize any taxable income at the time he or she is granted an award of restricted stock, but upon the lapse of the restrictions applicable to such award, that person will recognize ordinary income equal to the fair market value of the shares on the date the restrictions on the award lapsed less the purchase price for such shares, and we will be entitled to a deduction for a corresponding amount. If the stockholder sells or otherwise disposes of such shares in a taxable disposition, the sale or disposition will be subject to the same treatment described above for a taxable disposition of shares acquired upon an exercise of a nonstatutory stock option.
Restricted Stock Unit Awards
In general, an individual will not recognize any taxable income at the time he or she is granted a restricted stock unit award. Upon settlement of a restricted stock unit award, the individual will recognize ordinary income equal to the fair market value of the cash or shares actually received by the individual. We will be generally entitled to a deduction for the corresponding amount.
Stock Appreciation Rights
In general, an individual will not recognize any taxable income at the time he or she is granted stock appreciation rights. Upon exercise of a stock appreciation right, the individual will recognize ordinary income equal to the fair market value of the cash or shares received by the individual upon exercise. We will be generally entitled to a deduction for the corresponding amount.
Performance Stock Awards
In general, the designation of any award as a performance stock award will not have any effect on the federal income tax consequences applicable to such award.
The foregoing summary does not constitute a definitive statement of the federal income tax effects of awards granted under the Plan.

New Plan Benefits Table
In February 2025, the compensation committee of our board of directors approved a mix of annual stock option and restricted stock unit awards under the plan to eligible executive officers and other employees, as described below under the heading “Executive and Director Compensation - Compensation Discussion and Analysis - Long-Term Stock-Based Incentive Awards.” The following table presents information regarding the number of annual stock options and the dollar value of annual restricted stock units awarded to the following individuals or groups of individuals in 2025:
•each of the individuals listed in “Executive and Director Compensation - Summary Compensation Table for 2024”;
•all current executive officers, as a group;
•all current directors who are not executive officers, as a group; and
•all non-executive officer employees, including all current officers who are not executive officers, as a group.
The compensation committee retains broad discretion over the granting and amount of awards under the plan. As a result, it is not possible to determine any additional benefits or amounts that will be received by any individual participant or group of participants in the future.

Name and Position	Number of Shares Underlying Stock Options	Dollar Value of Shares Underlying Restricted Stock Units (1)
Michael S. Exton, Ph.D.	2,264,690	$1,049,304
Chief Executive Officer and Director

Brian T. Crum	765,730	$354,791
Senior Vice President and General Counsel

Craig B. Granowitz, M.D., Ph.D.	910,170	$421,712
Senior Vice President and Chief Medical Officer

Alan J. Main, Ph.D.	753,090	$348,932
Executive Vice President, Innovation and Chemical Sciences

Lonnel Coats	—	$—
Former Chief Executive Officer and Director

Jeffrey L.Wade	—	$—
Former President and Chief Financial Officer

Kristen L. Alexander	185,540	$128,950
Vice President, Finance and Accounting

Thomas A. Garner	—	$—
Former Senior Vice President and Chief Commercial Officer

Executive Group	7,499,920	$3,517,937

Non-Executive Director Group	—	$—

Non-Executive Officer Employee Group	2,127,100	$6,108,536
    ____________________
(1)    Based on the closing price of our common stock on the Nasdaq Global Select Market of $0.695 per share on February 12, 2025, the last trading day prior to the date of grant.

PROPOSAL NUMBER 3:
RATIFICATION AND APPROVAL OF AMENDMENT TO 2017 NON-EMPLOYEE DIRECTORS’ EQUITY INCENTIVE PLAN
We have used stock options, restricted stock units and restricted stock awards as a part of our overall compensation program in order to align the long-term interests of the non-employee members of our board of directors with those of our stockholders. These awards are made principally under our 2017 Non-Employee Directors’ Equity Incentive Plan, the purpose of which is to secure and retain the services of non-employee directors, and to provide them with incentives to exert maximum efforts for our success by giving them the opportunity through the granting of stock options, restricted stock units and restricted stock awards to benefit from increases in the value of our common stock
The 2017 Non-Employee Directors’ Equity Incentive Plan currently provides that no more than 2,000,000 shares of our common stock may be issued pursuant to stock awards granted under the plan. We are asking that stockholders ratify and approve an amendment to the 2017 Non-Employee Directors’ Equity Incentive Plan in order to increase the total number of shares that may be issued pursuant to stock awards granted under the plan by 2,000,000 shares to 4,000,000 shares, with the objective of maintaining the availability to our board of directors of this portion of our overall non-employee director compensation program. The proposed amendment to the plan was approved by our board of directors, subject to stockholder approval, on February 13, 2025.
The terms of the 2017 Non-Employee Directors’ Equity Incentive Plan are summarized below and the complete text of the plan is set forth in Appendix B to this proxy statement, in each case reflecting the amendment described above.
The Board of Directors recommends that stockholders vote “FOR” the ratification and approval of the amendment to our 2017 Non-Employee Directors’ Equity Incentive Plan.
Administration of the Plan
The plan is administered by our board of directors, which oversees the grant of awards under the plan and determines the recipients and provisions of each award granted, including the type of award granted, the number of shares subject to such award and any relevant vesting schedules.

Awards under the Plan
The plan permits the following types of awards:
•nonstatutory stock options;
•restricted stock unit awards; and
•restricted stock awards.
Awards granted under the plan are evidenced by agreements or notices that specify the terms and conditions under which they are granted. All awards granted under the plan are subject to the terms and conditions contained in the applicable agreement or notice and the plan.
Eligibility
Awards may only be granted to non-employee directors under the plan. Seven of the eight members of our board of directors are currently eligible to participate in the plan.
Shares Subject to the Plan
The total number of shares of common stock that may be issued pursuant to awards under the plan shall not exceed in the aggregate 4,000,000 shares after giving effect to the amendment described above. Non-employee directors may not be granted awards under the plan with an aggregate grant date fair value of more than $500,000 during any calendar year, taken together with any cash fees paid to such non-employee director in compensation for service on our board of directors during such calendar year.
If any award expires, lapses, or is terminated or forfeited for any reason, the shares subject to that award will continue to be available for the grant of awards under the plan, provided that if shares are not delivered to the holder of an award because (1) the right to receive such shares is surrendered in a “net exercise” of a stock option or (2) such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of a stock option or the issuance of shares under a restricted stock or restricted stock unit award, the surrendered or withheld shares will not be available for subsequent issuance under the plan. Common stock issued as or on the exercise of awards under the plan may be either authorized and unissued shares or reacquired shares.
As of April 3, 2025, there were outstanding under the plan (1) stock options to purchase a total of ________ shares of our common stock, (2) restricted stock unit awards to receive a total of _________ shares of our common stock and (3) no restricted stock awards. On a pro forma basis to reflect the increase in the number of shares reserved for issuance under the plan, __________ shares remained available for issuance of new awards under the plan at that date. From the founding of our company in 1995 until that date, a total of ___________ shares of our common stock were issued under the plan and its predecessors upon the grant, exercise or vesting of awards granted under the plan.
Stock Options
Stock options granted under the plan are evidenced by agreements or notices that specify the number of shares of our common stock which may be purchased at a certain specified price and contain other terms and conditions, such as vesting and termination provisions. All stock options granted under the plan are subject to the terms and conditions contained in the applicable stock option agreement or notice and the plan.
Expiration and Termination
Stock options granted under the plan have a term of ten years from the date of grant, subject to earlier termination upon the occurrence of certain events. In no event, however, may a stock option be exercised more than ten years after the date the option is granted.
Option Exercise Price
Stock options awarded under the plan have an exercise price of 100% of the fair market value of our common stock on the date of grant. The fair market value of a share of common stock on a particular date is equal to the previous day’s closing sales price (or the closing bid price, if no sales were reported) of the common stock if the common stock is listed on any established stock exchange or traded on the Nasdaq Stock Market. If there is no regular public trading market for the common stock, the fair market value of the common stock is determined by our board of directors in good faith in a manner consistent with Section 409A of the Internal Revenue Code.
Consideration for Exercise of Options
The consideration to be paid for shares to be issued upon exercise of a stock option, including the method of payment, may be paid, to the extent permitted by law, in any combination of (1) cash, (2) delivery of other shares of our common stock, or (3) “net exercise” of any stock option with a term expiring in less than one year from the date of exercise.
Restricted Stock Unit Awards
The terms and provisions of restricted stock unit awards shall be as set forth in the grant instrument. Restricted stock unit awards may be paid in shares of common stock, cash, a combination of common stock and cash, or other consideration, as determined by the board of directors. Unless otherwise determined by the board of directors, dividend equivalent rights shall not be credited to any restricted stock units that are granted.
Restricted Stock Awards
The terms and provisions of restricted stock awards shall be as set forth in the grant instrument. Shares awarded under a restricted stock award may, but need not be subject to a repurchase or forfeiture right on behalf of the company in accordance with a vesting schedule in the event the participant’s service to our company is terminated.
Other Provisions
Limits on Transfer of Awards
In general, non-employee directors may not sell, pledge, assign, transfer or otherwise dispose of any awards other than (i) by will or the laws of descent or distribution, (ii) in certain circumstances, by instrument to an inter vivos or testamentary trust and (iii) by gift to a member of such non-employee director’s immediate family.
Adjustments on Changes in Capital Structure or on Change of Control
If we effect a stock split, reverse stock split, stock dividend, redemption, combination, reclassification or other similar change affecting our capital stock, adjustments reflecting the change will be made in (1) the aggregate number of shares of common stock authorized for issuance under the plan; (2) the number of shares underlying each outstanding award; and (3) if applicable, the exercise price per share subject to each outstanding stock award.
If a change in control transaction shall occur, the surviving or acquiring corporation shall assume all awards or provide or substitute similar awards. If the surviving or acquiring corporation refuses to so provide such assumption or substitution, then the vesting of awards granted under the plan will be accelerated in full and the awards will subsequently terminate if not exercised, as applicable.

If a change in control transaction shall occur and the surviving or acquiring corporation assumes the awards granted under the plan, but any non-employee director is not elected or appointed to the board of directors of the surviving or acquiring corporation, then the vesting of that non-employee director’s awards shall be accelerated by 18 months.
Amendment or Termination of the Plan
The board of directors may at any time amend, alter, suspend or discontinue the plan, but no amendment, alteration, suspension or discontinuation which would impair the rights of a non-employee director under any previous grant may be made without such non-employee director’s consent.
Term of the Plan
No awards may be granted under the plan after the day before the tenth (10th) anniversary of the date the plan was adopted by our board of directors, which occurred on February 9, 2017.
United States Federal Income Tax Consequences
The following is a brief summary of certain of the federal income tax consequences of certain transactions under the plan based on current federal income tax laws. This summary is not intended to be exhaustive and does not describe state or local tax consequences. Additional or different federal tax consequences to the non-employee director or to us may result depending on considerations other than those described below.
Nonstatutory Stock Options
In general, optionholders will not recognize any taxable income at the time they are granted a nonstatutory stock option. When an optionholder exercises a nonstatutory stock option, he or she will recognize ordinary income measured by the excess of the then fair market value of the shares over the exercise price and we will be entitled to a deduction for a corresponding amount. Different rules apply to options that have a “readily ascertainable fair market value,” as that phrase is defined in regulations promulgated under Section 83 of the Internal Revenue Code of 1986.
When an optionholder sells or otherwise disposes of shares that were acquired by exercising a nonstatutory stock option, any amount the optionholder receives in excess of the sum of (1) the exercise price of the shares as of the date of exercise and (2) the amount includable in income with respect to such option, if any, such sum being the optionholder’s “basis” in the shares, will, in general, be treated as a long term or short term capital gain, depending on the holding period of the shares. We are not entitled to any tax deduction in connection with an optionholder’s sale or disposition of the shares. If an optionholder receives less than his or her basis in the shares, the loss will, in general, be treated as a long term or short term capital loss, depending on the holding period of the shares.
Restricted Stock Unit Awards
In general, an individual will not recognize any taxable income at the time he or she is granted a restricted stock unit award. Upon settlement of a restricted stock unit award, the individual will recognize ordinary income equal to the fair market value of the cash or shares actually received by the individual less the purchase price (if any) for such cash or shares. We will be generally entitled to a deduction for the corresponding amount.
Restricted Stock Awards
In general, an individual will not recognize any taxable income at the time he or she is granted an award of restricted stock, but upon the lapse of the restrictions applicable to such award, that person will recognize ordinary income equal to the fair market value of the shares on the date the restrictions on the award lapsed less the purchase price (if any) for such shares, and we will be entitled to a deduction for a corresponding amount. If the stockholder sells or otherwise disposes of such shares in a taxable disposition, the sale or disposition will be subject to the same treatment described above for a taxable disposition of shares acquired upon an exercise of a nonstatutory stock option.
The foregoing summary does not constitute a definitive statement of the federal income tax effects of awards granted under the plan.
New Plan Benefits Table
Our board of directors has not made any determinations with respect to future awards under the plan. As a result, the benefits or amounts that will be received by or allocated to our non-employee directors in the future under the plan are not determinable. Accordingly, the New Plan Benefits Table is not provided.

Previously Awarded Stock Options
As only our non-employee directors are eligible to receive awards under the plan, please see footnotes 2 and 3 to the summary compensation table included in "Executive and Director Compensation - Director Compensation in 2024" for information regarding all shares of common stock underlying outstanding stock options previously granted under the plan. No associate of any of our directors or executive officers holds or has held stock options granted under the plan.

PROPOSAL NUMBER 4:
APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT
REVERSE SPLIT OF OUR COMMON STOCK

We are asking that stockholders approve an amendment to our Sixth Amended and Restated Certificate of Incorporation to effect, at the discretion of our board of directors, a reverse split of our common stock, at a ratio within a range of 1-for-10 to 1-for-50, at any time prior to our 2026 annual meeting of stockholders and with the actual ratio to be determined within that range at the discretion of our board of directors.
The form of proposed amendment to our Sixth Amended and Restated Certificate of Incorporation was approved by our board of directors, subject to stockholder approval, on March 23, 2025 and is set forth in Appendix C to this proxy statement. Our board of directors believes that stockholder approval of the reverse stock split within such range of ratios provides the board of directors with maximum flexibility to act in our best interest and in the best interest of our stockholders.
Upon stockholder approval of the proposed amendment, our board of directors will have the authority to effect a reverse stock split in its sole discretion until our 2026 annual meeting of stockholders and without further stockholder action. The actual reverse stock split ratio will be selected by our board of directors within a range of 1-for-10 to 1-for-50. Even if approved by our stockholders, our board of directors reserves the right not to effect any reverse stock split if it does not deem it to be in our best interest or in the best interest of our stockholders. Our board of directors’ decision as to whether, when and pursuant to which ratio to effect a reverse stock split will be based on a number of factors, including prevailing market conditions, the existing market price of our common stock, the likely effect of a reverse stock split on the market price of our common stock, the listing standards of The Nasdaq Stock Market, Inc. and the number of shares of our common stock which would be authorized but not issued or reserved for issuance.
If our board of directors elects to effect a reverse stock split following stockholder approval, the number of issued and outstanding shares of our common stock would be reduced in accordance with the reverse stock split ratio selected by our board of directors. Except for any adjustments for fractional shares as described below, our stockholders will hold the same percentage of our outstanding common stock immediately following the reverse stock split as such stockholders held immediately prior to the reverse stock split. Any reverse stock split will not change the relative voting power of our stockholders and will affect all of our stockholders uniformly.
The proposed reverse stock split is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of our company, nor does it represent a plan by our management to recommend a series of similar actions to our board of directors or our stockholders.
The Board of Directors recommends that stockholders vote “FOR” the approval of an amendment to our Sixth Amended and Restated Certificate of Incorporation to effect, at the discretion of our board of directors, a reverse split of our common stock.
Reasons for Reverse Stock Split
Our board of directors believes that, should the appropriate circumstances arise, effecting a reverse stock split will provide benefits to us and our stockholders in a number of ways by increasing the per share market price of our common stock, including:
Meeting Continued Nasdaq Listing Requirements. Our common stock trades on the Nasdaq Global Select Market, which has qualitative and quantitative listing criteria, including a requirement that our common stock maintain a minimum closing bid price of at least $1.00 per share. On January 3, 2025, we received a written letter of non-compliance from Nasdaq based upon the closing bid price of our common stock for 31 consecutive business days. Such letter required that we regain compliance by ensuring a closing bid price of our common stock of at least $1.00 per share for a minimum of ten consecutive business days during a period of 180 calendar days, or until July 2, 2025 (or during an additional compliance period of 180 calendar days, if such extension is granted by Nasdaq following a successful transfer by us to the Nasdaq Capital Markets). We believe that a higher per share market price will remedy such non-compliance and that our ability to meet other Nasdaq listing requirements will not be compromised as a result.

Improving the Perception of Our Common Stock as an Investment Security. We have been advised that lower-priced stocks have a perception in the investment community as being risky and speculative, which may negatively impact not only the price of our common stock, but also our market liquidity. Per share market price is frequently used as a proxy for “quality” and lower-priced stocks are often considered to be of lower investing quality and less desirable relative to stocks with higher share prices. We believe that a higher per share market price will increase the perceived quality and appeal of our common stock for investment purposes.
Appealing to a Broader Range of Investors. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios. Many brokerage firms also have policies discouraging individual brokers from recommending lower-priced stocks to their customers or restricting or limiting the ability to purchase such stocks on margin. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such lower-priced stocks. Each of these market dynamics has the effect of reducing the number of potential purchasers of our common stock, and we believe that a higher per share market price will increase the number of such potential purchasers.
Effects of a Reverse Stock Split
Upon stockholder approval of the proposed amendment and the election by our board of directors to effect a reverse stock split, our issued and outstanding shares of common stock would decrease in accordance with the applicable reverse stock split ratio and the market value per share of our common stock would be expected to increase. The reverse stock split would be effected simultaneously for all of our common stock, and the reverse stock split ratio would be the same for all shares of common stock. The reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests in our company, except to the extent that it results in a stockholder receiving cash in lieu of fractional shares. A reverse stock split would not affect the relative voting or other rights that accompany the shares of our common stock, except to the extent that it results in a stockholder receiving cash in lieu of fractional shares. Shares of common stock issued pursuant to a reverse stock split would remain fully paid and non-assessable. The reverse stock split would not affect our securities law reporting and disclosure obligations, and we would continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.
In addition to the decrease in the number of shares of our common stock issued and outstanding and the expected increase in the market value per share of our common stock, a reverse stock split would have the following additional effects:
Effective Increase in the Number of Authorized Shares of Common Stock. By reducing the number of issued and outstanding shares of common stock without reducing the number of authorized shares of common stock, the proposed reverse stock split would effectively increase the number of shares of common stock which are authorized and available for issuance. As of April 3, 2025, of the 450,000,000 shares of our common stock authorized by our Sixth Amended and Restated Certificate of Incorporation, ___________ shares were issued and outstanding and an aggregate of ___________ shares were reserved for issuance, after giving effect to the amendments to our 2017 Equity Incentive Plan and 2017 Non-Employee Directors’ Equity Incentive Plan described in this proxy statement.
We do not have any current plans, proposals or understandings that would require the use of any additional shares of our common stock which would be authorized, but not issued and outstanding or reserved for issuance, following any reverse stock split. However, our board of directors may from time to time deem it to be in our best interest and in the best interest of our stockholders to enter into transactions or other arrangements that may include the issuance of shares of our common stock. If our board of directors authorizes the issuances of additional shares of common stock subsequent to a reverse stock split described above, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the reverse stock split not been effected.
Adjustment to Number of Shares of Common Stock Issuable upon Exercise of Warrants. A reverse stock split would reduce the number of shares of common stock issuable upon exercise of our outstanding warrants in proportion to the applicable reverse stock split ratio. As of April 3, 2025, there were 828,625 shares of common stock reserved for issuance upon exercise of our outstanding warrants.
Adjustment to Number of Shares of Common Stock Issuable under Equity Incentive Plans. A reverse stock split would reduce the number of shares of common stock issuable under our 2017 Equity Incentive Plan and 2017 Non-Employee Directors’ Equity Incentive Plan in proportion to the applicable reverse stock split ratio. As of April 3, 2025, there were _________ shares of common stock authorized for issuance but unissued under our 2017 Equity Incentive Plan and __________ shares of common stock authorized for issuance but unissued under our 2017 Non-Employee Directors’ Equity Incentive Plan, in each case reflecting the proposed amendments to such plans described in this proxy statement.
Under the terms of our stock option agreements, restricted stock unit agreements and the applicable plans under which such stock options and restricted stock units were granted, a reverse stock split would effect a reduction in the number of shares of common stock issuable upon the exercise of such stock options or upon the vesting of such restricted stock units in proportion to the applicable reverse stock split ratio. A reverse stock split will also effect a proportionate increase in the exercise price applicable to such outstanding stock options.
The following table contains information relating to our common stock as of April 3, 2025:

	Pre-Reverse Stock Split	If Minimum 10:1 Ratio is Selected (3)	If Maximum 50:1 Ratio is Selected (3)
Authorized	450,000,000	450,000,000	450,000,000
Issued and Outstanding
Reserved for issuance upon conversion of Outstanding Warrants	828,625	82,862	16,572
Reserved for issuance under 2017 Equity Incentive Plan (1)
Reserved for issuance under 2017 Non-Employee Directors’ Equity Incentive Plan (2)
Available for Issuance
____________________
(1) Reflects the proposed amendment to our 2017 Equity Incentive Plan described in this proxy statement.
(2) Reflects the proposed amendment to our 2017 Non-Employee Directors’ Equity Incentive Plan described in this proxy statement.
(3) Excludes the effect of fractional share treatment.

Risks Associated with a Reverse Stock Split
Even if a reverse stock split is effected, some or all of the expected benefits of a reverse stock split described above may not be realized or maintained.
The market price of our common stock will continue to be based, in part, on our performance, prevailing market conditions and other factors unrelated to the number of shares of common stock outstanding. The effect of a reverse stock split on the market price for our common stock cannot be accurately predicted, and the history of reverse stock splits for companies in similar circumstances is varied. We cannot assure you that the market price of our common stock after a reverse stock split will rise in exact proportion to the reduction in the number of shares of common stock outstanding as a result of the reverse stock split. Furthermore, there can be no assurance that the market price of our common stock immediately after the proposed reverse stock split will be maintained for any period of time. Moreover, because some investors may view a reverse stock split negatively, we cannot assure you that approval of the reverse stock split will not adversely impact the market price per share of our common stock or, alternatively, that the market price per share following the reverse stock split will either exceed or remain in excess of the current market price per share.
In addition, a reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock, which may be more difficult to sell and may cause those holders to incur greater brokerage commissions and other costs upon sale.
Any future issuance of additional authorized shares of our common stock could dilute future earnings per share, book value per share and voting power of existing stockholders. Depending upon the circumstances under which such shares are issued, such issuance may reduce stockholders equity per share and may reduce the percentage ownership of common stock of existing stockholders.
Any future issuance of additional authorized shares also may have an anti-takeover effect by making it more difficult to engage in a merger, tender offer, proxy contest or assumption of control of a large voting block of our common stock. Our board of directors could impede a takeover attempt by issuing additional shares and thereby diluting the voting power of other outstanding shares and increasing the cost of a takeover. A future issuance of additional shares of common stock could render more difficult an attempt to obtain control of us, even if it appears to be desirable to a majority of stockholders, and it may be more difficult for our stockholders to obtain an acquisition premium for their shares or to remove incumbent management. However, our board of directors has no present intention to use any additional authorized shares of common stock as a measure aimed at discouraging takeover efforts.
Effectiveness of Amendment
Upon stockholder approval of the proposed amendment and the election by our board of directors to effect a reverse stock split, such reverse stock split would become effective as of the filing of a certificate of amendment to our Sixth Amended and Restated Certificate of Incorporation, in substantially the form attached as Appendix C to this proxy statement, with the Secretary of State of the State of Delaware. Upon filing of the certificate of amendment, and without any further action by us or our stockholders, the issued shares of common stock held by stockholders of record as of the effective date of the reverse stock split would be converted into a lesser number of shares of common stock calculated in accordance with the reverse stock split ratio selected by our board of directors and set forth in the certificate of amendment.
Beginning on the effective date of the reverse stock split, each stock certificate representing pre-split shares of our common stock will be deemed for all corporate purposes to evidence ownership of post-split shares of our common stock. Stockholders will be notified that the reverse stock split has been effected as soon as practicable after the effective date of the reverse stock split.
Reservation of Right to Abandon Reverse Stock Split
Even if approved by our stockholders, our board of directors reserves the right to not effect any reverse stock split if it does not deem it to be in our best interest or in the best interest of our stockholders. By voting in favor of the amendment, you are expressly also authorizing our board of directors to delay, not to proceed with, and abandon a reverse stock split if it should so decide, in its sole discretion, that such action is in the best interest of our company and our stockholders.
If our board of directors fails to effect a reverse stock split prior to our 2026 annual meeting of stockholders, then further stockholder approval would be required prior to effecting any reverse stock split.
Effect on Beneficial Holders
Common stock held by stockholders in “street name,” through a bank, broker or other nominee, will be treated in the same manner as common stock held by stockholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their customers holding common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold shares of common stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.

Effect on Registered Holders
Some of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with our transfer agent, Computershare, Inc. These stockholders do not hold physical stock certificates evidencing their ownership of our common stock. However, they are provided with a statement reflecting the number of shares of our common stock registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares or payment in lieu of fractional shares, if applicable. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of our common stock held following the reverse stock split.
Effect on Holders of Stock Certificates
Computershare will act as our exchange agent for purposes of implementing the exchange of stock certificates. Stockholders holding shares of common stock in certificated form will be asked to surrender to the exchange agent the stock certificates representing such shares in exchange for stock certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to our stockholders at such time. No new certificates will be issued to a stockholder until the stockholder has surrendered such outstanding stock certificates, together with the properly completed and executed letter of transmittal, to our exchange agent. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR EXCHANGE AGENT. STOCKHOLDERS ARE ENCOURAGED TO PROMPTLY SURRENDER CERTIFICATES TO OUR EXCHANGE AGENT PROMPTLY FOLLOWING RECEIPT OF A TRANSMITTAL FORM IN ORDER TO AVOID THE APPLICABILITY OF ESCHEAT LAWS TO SUCH SHARES.
Fractional Shares
No fractional shares of common stock will be issued as a result of a reverse stock split. In lieu of any fractional shares to which a stockholder would otherwise be entitled as a result of a reverse stock split, we will make cash payments equal to such fraction multiplied by the closing sales price of our common stock as reported on the Nasdaq Global Select Market on the last trading day immediately preceding the effective date of the reverse stock split. As of April 3, 2025, there were ______ holders of record of our common stock. We do not expect that such number will be reduced as a result of any such cash payments made in connection with the reverse stock split.

No Appraisal Rights
As a matter of Delaware law, our stockholders do not have a right to dissent and are not entitled to appraisal rights with respect to the proposed amendment to effect a reverse stock split, and we will not independently provide our stockholders with any such rights.
Interests of Directors and Executive Officers
Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposed amendment, except to the extent of their ownership in shares of our common stock.
Accounting Consequences
The par value of our common stock will remain unchanged at $0.001 per share following a reverse stock split. The capital account of our company will also remain unchanged, and we do not anticipate that any other accounting consequences will arise as a result of a reverse stock split.
Material United States Federal Income Tax Consequences
The following is a general summary of the material U.S. federal income tax considerations related to a reverse stock split that may be relevant to U.S. Holders (as defined below) of our common stock that hold our common stock as a “capital asset” (generally property held for investment), but does not purport to be a complete analysis of all potential tax considerations. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder (“Treasury Regulations”), administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position with respect to the tax consequences of a reverse stock split described below.
This summary does not address all aspects of U.S. federal income taxation that may be relevant to a stockholder in light of their personal circumstances. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties. This summary also does not address tax consequences applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:
•persons that are not U.S. Holders;
•U.S. Holders who hold common stock through non-U.S. brokers or other non-U.S. intermediaries;
•banks, insurance companies or other financial institutions;
•tax-exempt or governmental organizations;
•dealers in securities or foreign currencies;
•persons whose functional currency is not the U.S. dollar;
•real estate investment trusts or regulated investment companies;
•corporations that accumulate earnings to avoid U.S. federal income tax;
•traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;
•persons subject to the alternative minimum tax;
•partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;
•persons that acquired our common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan; and
•persons that hold our common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. THE TAX CONSEQUENCES OF A REVERSE STOCK SPLIT MAY NOT BE THE SAME FOR ALL OF OUR STOCKHOLDERS. OUR STOCKHOLDERS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF A REVERSE STOCK SPLIT ARISING

UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is: (a) an individual who is a citizen or resident of the United States; (b) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (c) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (d) a trust (1) the administration of which is subject to the primary supervision of a U.S. court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (2) which has made a valid election under applicable Treasury Regulations to be treated as a United States person.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) to consult their tax advisors regarding the U.S. federal income tax consequences of a reverse stock split to them.
A reverse stock split should be treated as a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss as a result of a reverse stock split, except as described below with respect to cash received in lieu of a fractional share of our common stock. A U.S. Holder’s aggregate tax basis in its post-reverse stock split shares of our common stock should equal the aggregate tax basis of its pre-reverse stock split shares of our common stock (excluding any portion of such tax basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in its post-reverse stock split shares of our common stock should include the holding period in its pre-reverse stock split shares of our common stock. A U.S. Holder that holds shares of our common stock acquired on different dates and at different prices should consult its tax advisor with regard to identifying the bases or holding periods of the particular shares of common stock it holds after a reverse stock split.
A U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to a reverse stock split generally should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in its shares of our common stock allocable to the fractional share. Such capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period in the fractional share is greater than one year as of the effective date of a reverse stock split. Special rules may apply to certain U.S. Holders to cause all or a portion of the cash received in lieu of a fractional share to be treated as dividend income with respect to such U.S. Holder. Our stockholders should consult their own tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.
Information Reporting and Backup Withholding
A U.S. Holder (other than one that is a corporation or other exempt recipient that certifies as to such status if requested) may be subject to information reporting and backup withholding when such holder receives cash in lieu of a fractional share of our common stock pursuant to a reverse stock split. A U.S. Holder will be subject to backup withholding if such stockholder is not otherwise exempt and such stockholder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
PROPOSAL NUMBER 5:
ADVISORY VOTE TO APPROVE COMPENSATION PAID TO NAMED EXECUTIVE OFFICERS
Section 14A of the Securities and Exchange Act of 1934, as amended, requires that we provide our stockholders with an opportunity to vote, on a non-binding and advisory basis, on the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.
As described below under “Executive and Director Compensation - Compensation Discussion and Analysis,” we have developed a compensation policy that is designed to attract and retain key executives responsible for our success and motivate management to enhance long-term stockholder value. We believe our compensation policy strikes an appropriate balance between the implementation of responsible, measured compensation practices and the effective provision of incentives for our named executive officers to exert maximum efforts for our success.
Accordingly, we ask our stockholders to vote on the following resolution at the annual meeting:

“RESOLVED, that the Company’s stockholders hereby approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2025 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, 2024 Summary Compensation Table and the other compensation related tables and disclosure.”
As this vote is advisory, it will not be binding upon the board of directors or the compensation committee and neither the board of directors nor the compensation committee will be required to take any action as a result of the outcome of this vote. However, the compensation committee will carefully consider the outcome of this vote when considering future executive compensation policies.
The Board of Directors recommends that stockholders vote “FOR” the approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this proxy statement.
PROPOSAL NUMBER 6:
RATIFICATION AND APPROVAL OF INDEPENDENT AUDITORS
The board of directors has appointed the firm of Ernst & Young LLP as our independent auditors to make an examination of our accounts for the fiscal year ending December 31, 2025, subject to ratification by our stockholders. Representatives of Ernst & Young LLP, are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
The Board of Directors recommends that stockholders vote “FOR” ratification and approval of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2025.
Compensation of Independent Auditors
The following table presents the estimated aggregate fees billed and to be billed by Ernst & Young LLP for services performed during our last two fiscal years.

	Years Ended December 31,
	2024	2023
Audit fees(1)	$853,220	$1,056,408
Audit-related fees(2)	39,450	37,850
Tax fees	—	—
All other fees	—	—
	$892,670	$1,094,258

(1)    “Audit fees” include professional services rendered for (i) the audit of our annual financial statements for the fiscal years ended December 31, 2023 and 2024, (ii) the reviews of the financial statements included in our quarterly reports on Form 10-Q for such years and (iii) the issuance of consents and other matters relating to registration statements filed by us.
(2)    “Audit-related fees” include assurance or related services reasonably related to our audit for the fiscal years ended December 31, 2023 and 2024. These fees related to the audit of the financial statements of our 401(k) plan.
The audit committee reviewed and approved all the fees described above. As part of its duties, the audit committee has determined that the provision by Ernst & Young LLP of the services described above is compatible with maintaining the auditors’ independence.
Audit Committee Pre-Approval Policies and Procedures
The audit committee has adopted policies and procedures requiring the pre-approval of all audit and non-audit services rendered by our independent auditors, either as part of the audit committee’s approval of the scope of the engagement of the independent auditors or on a case-by-case basis before the independent auditors are engaged to provide each service. The audit committee’s pre-approval authority may be delegated to one or more of its members, but any pre-approval decision must be reported to the full audit committee at its next regularly scheduled meeting.

Audit Committee Report
The role of the audit committee is to assist the board of directors in its oversight of our financial reporting process. The audit committee reviews our internal accounting procedures and consults with, and reviews the services provided by, our independent auditors.
The management of our company is responsible for the preparation, presentation and integrity of our financial statements, our accounting and financial reporting principles and internal controls and procedures designed to assure compliance with the accounting standards and applicable laws and regulations. Our independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.
In the performance of its oversight function, the audit committee has reviewed and discussed the audited financial statements with management. The committee has also discussed with our independent auditors the matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees, as currently in effect. Finally, the committee has received the written disclosures and the letter from our independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding our independent auditors’ communications with the audit committee concerning independence, as currently in effect, and has discussed with our independent auditors their independence.
Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the audit committee referred to in the audit committee charter, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2024.
Audit Committee
Samuel L. Barker, Ph.D. (chair)
Ivan H. Cheung
Diane E. Sullivan

The foregoing audit committee report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this audit committee report by reference, and shall not otherwise be deemed filed under such acts.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information regarding the beneficial ownership of our common stock as of April 3, 2025 by:

•each of the individuals listed in “Executive and Director Compensation - Summary Compensation Table for 2024”;
•each of our directors and nominees;
•each person, or group of affiliated persons, who is known by us to own beneficially more than five percent of our common stock; and
•all current directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission computing the number of shares beneficially owned by a person and the percentage ownership of that person. Shares of common stock underlying stock options held by that person that are currently exercisable or exercisable within 60 days of April 3, 2025 and restricted stock units held by that person that are scheduled to vest within 60 days of April 3, 2025 are considered outstanding. These shares, however, are not considered outstanding when computing the percentage ownership of each other person.
Except as indicated in the footnotes to this table and pursuant to state community property laws, each stockholder named in the table has sole voting and investment power for the shares shown as beneficially owned by them. Percentage of ownership is based on _________ shares of common stock outstanding on April 3, 2025. Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o Lexicon Pharmaceuticals, Inc., 2445 Technology Forest Blvd., 11th Floor, The Woodlands, Texas 77381.

	Beneficial Ownership
	Number of Shares Beneficially Owned	Shares Issuable Pursuant to Options Exercisable or Restricted Stock Units Scheduled to Vest within 60 Days of April 3, 2025	Percentage Ownership
5% Stockholders
Invus, L.P., Invus Public Equities, L.P., Invus US Partners, LLC and Artal Participations S.à r.l. (1)	180,550,588	—
FMR LLC (2)	49,867,042	—
Directors and Named Executive Officers
Michael S. Exton, Ph.D.	—	—	*
Brian T. Crum	260,815	803,896	*
Craig B. Granowitz, M.D., Ph.D.	120,252	694,512	*
Alan J. Main, Ph.D.	339,104	1,008,604	*
Lonnel Coats (3)	798,068	—	*
Jeffrey L. Wade (4)	319,114	1,331,402	*
Kristen L. Alexander	76,368	125,571	*
Thomas A. Garner (5)	—	67,417	*
Raymond Debbane (6)	45,718,996	114,300
Philippe J. Amouyal	248,364	114,300	*
Samuel L. Barker, Ph.D.	87,649	114,300	*
Ivan H. Cheung	—	—	*
Christopher J. Sobecki	167,055	114,300	*
Diane E. Sullivan	—	83,951	*
Judith L. Swain, M.D.	48,364	114,300	*
All current directors and executive officers as a group (6) (16 persons)	47,204,190	3,796,221

* Represents beneficial ownership of less than 1 percent.

(1)    Based upon a Schedule 13D/A filed with the SEC on December 9, 2024, reflecting the beneficial ownership of our common stock and preferred stock by Invus, L.P., Invus Public Equities, L.P., Invus US Partners, LLC, Artal Participations S.à r.l. and related parties. Invus, L.P. and related parties may be deemed to have sole investment and voting power with respect to 35,402,689 of such shares and shared voting power with respect to 3,516,214 of such shares. Invus Public Equities, L.P. and related parties may be deemed to have sole investment and shared voting power with respect to 3,516,214 of such shares. Invus US Partners, LLC and related parties may be deemed to have sole investment and voting power with respect to 5,451,204 of such shares. Artal Participations S.à r.l. and related parties may be deemed to have sole investment and voting power with respect to 136,180,481 of such shares. The address for Invus, L.P., Invus Public Equities, L.P. and Invus Partners, LLC is c/o The Invus Group, LLC, 750 Lexington Avenue, 30th Floor, New York, New York 10022. The address for Artal Participations S.à r.l. is 44, Rue De La Vallée, L-2661, Luxembourg, Luxembourg.
(2)    Based upon a Schedule 13G/A filed with the SEC on November 12, 2024, reflecting 49,867,042 shares of our common stock held by funds and accounts managed by direct or indirect subsidiaries of FMR LLC and which securities are beneficially owned, or may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates and other companies. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.
(3)    Based upon certain representations made to us by Mr. Coats.
(3)    Based upon certain representations made to us by Mr. Wade.
(3)    Based upon our corporate records for Mr. Garner.
(6)    Includes 44,370,117 shares beneficially owned by Invus, L.P., Invus Public Equities, L.P., Invus US Partners, LLC and related parties. Mr. Debbane disclaims beneficial ownership of these shares.

EQUITY COMPENSATION PLAN INFORMATION
The following table presents aggregate summary information as of December 31, 2024 regarding the common stock that may be issued upon exercise of options, warrants and rights under our 2017 Equity Incentive Plan and 2017 Non-Employee Directors’ Equity Incentive Plan.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price per share of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	21,688,672	$3.2005	24,057,667
Equity compensation plans not approved by security holders	—	—	—
Total	21,688,672	$3.2005	24,057,667
_______________
(1)    Consists of shares of our common stock issuable upon the exercise of outstanding stock options or vesting of outstanding restricted stock units granted under our 2017 Equity Incentive Plan and 2017 Non-Employee Directors’ Equity Incentive Plan or remaining available for issuance under those plans.
(2)    Reflects only the weighted-average exercise price per share of outstanding stock options granted under our 2017 Equity Incentive Plan and 2017 Non-Employee Directors’ Equity Incentive Plan and excludes from such calculation 6,299,757 restricted stock units granted under such plans pursuant to which shares of our common stock may be issued for no additional consideration.

CORPORATE GOVERNANCE
Independence of the Board of Directors
After reviewing all relevant transactions and relationships involving each member of the board of directors (and his or her family), the board of directors has affirmatively determined that Raymond Debbane, Philippe J. Amouyal, Samuel L. Barker, Ph.D., Ivan H. Cheung, Christopher J. Sobecki, Diane E. Sullivan and Judith L. Swain, M.D., which members constitute a majority of the board of directors, are “independent” in accordance with the applicable listing standards of The Nasdaq Stock Market, Inc. In making such determinations, the board of directors considered the percentage of our outstanding common stock owned by Invus and its affiliates and the effect of such ownership on the independence of Mr. Debbane, Mr. Amouyal and Mr. Sobecki.
Board Committees
Audit Committee. Our audit committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 to oversee our accounting and financial reporting processes and the audits of our financial statements. In that regard, the audit committee assists our board of directors in monitoring the integrity of our financial statements, the qualifications, independence and performance of our independent auditors and our compliance with legal and regulatory requirements. The audit committee operates pursuant to a charter that was last amended and restated by the board of directors on July 27, 2023, a copy of which appears on our website at www.lexpharma.com under the caption “Investors - Corporate Governance.”
The current members of our audit committee are Samuel L. Barker, Ph.D. (chair), Ivan H. Cheung and Diane E. Sullivan. The board of directors, in its business judgment, has determined that Dr. Barker, Mr. Cheung and Ms. Sullivan are “independent” in accordance with the applicable listing standards of The Nasdaq Stock Market, Inc. The board of directors, in its business judgment, has also determined that Samuel L. Barker, Ph.D. is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.
Compensation Committee. Our compensation committee has been established to oversee the compensation of our employees, including our chief executive officer and other officers. The compensation committee also has responsibility for the evaluation and approval of all compensation plans, policies and programs, including the issuance of stock options, restricted stock units and other awards under our 2017 Equity Incentive Plan. The compensation committee operates pursuant to a charter that was last amended and restated by the board of directors on February 7, 2019, a copy of which appears on our website at www.lexpharma.com under the caption “Investors - Corporate Governance.”
The compensation committee may delegate any of its authority to subcommittees consisting of one or more compensation committee members, with all subcommittee decisions being presented to the full compensation committee at its next scheduled meeting. The compensation committee did not delegate any such authority with respect to 2024 compensation matters.
The compensation committee may retain compensation consultants, legal counsel or other advisors when it deems appropriate to assist in its evaluation of executive compensation. The compensation committee has engaged Pearl Meyer & Partners, LLC as independent compensation consultants as described under the heading “Executive and Director Compensation - Compensation Discussion and Analysis.”
The compensation committee meets in connection with most regularly scheduled meetings of the board of directors, and holds meetings after the commencement of each year specifically devoted to evaluating corporate and individual performance during the prior year and making compensation decisions on such basis. In preparation for such decisions, our chief executive officer generally reviews the performance of officers other than himself and, in consultation with the compensation committee and at its direction, makes certain recommendations to the compensation committee relating to their compensation. The compensation committee reviews such recommendations and makes changes to such recommendations as it deems appropriate. All executive compensation determinations are made by the compensation committee independently from management.
The current members of our compensation committee are Philippe J. Amouyal (chair), Samuel L. Barker, Ph.D. and Judith L. Swain, M.D. The board of directors, in its business judgment, has determined that Mr. Amouyal, Dr. Barker and Dr. Swain are “independent” in accordance with the applicable listing standards of The Nasdaq Stock Market, Inc. In making such determinations, the board of directors considered the matters relating to Mr. Amouyal described under the heading “Corporate Governance - Independence of the Board of Directors.”

Corporate Governance Committee. Our corporate governance committee has been established to oversee all aspects of our corporate governance functions. In that regard, the corporate governance committee makes recommendations to the board of directors regarding the identification, evaluation and selection of candidates to serve on the board of directors, the composition of board committees and the development of other corporate governance functions. The corporate governance committee operates pursuant to a charter that was last amended and restated by the board of directors on February 7, 2013, a copy of which appears on our website at www.lexpharma.com under the caption “Investors - Corporate Governance.”
The corporate governance committee has not established any specific minimum qualifications for membership on our board of directors. Rather, the committee will generally consider all relevant factors, which may include independence, experience, diversity, leadership qualities and strength of character. As the corporate governance committee does not uniquely consider diversity relative to the other factors, the committee has not established a policy with regard to the consideration of diversity in identifying potential director candidates. The corporate governance committee uses its available network of contacts when compiling a list of potential director candidates and may also engage outside consultants when appropriate. The committee also considers potential director candidates recommended by stockholders and other parties and all potential director candidates are evaluated based on the above criteria. Because the corporate governance committee makes no distinction in its evaluation of candidates based on whether such candidates are recommended by stockholders or other parties, no formal policy or procedure has been established for the consideration of director candidates recommended by stockholders.
Any stockholder wishing to propose a potential director candidate may submit a recommendation in writing within the time frame specified in our bylaws. All such communications should be sent to 2445 Technology Forest Blvd., 11th Floor, The Woodlands, Texas 77381, Attn: Corporate Governance Committee. Submissions should include the full name of the proposed candidate and a detailed description of the candidate’s qualifications, business experience and other relevant biographical information.
The current members of our corporate governance committee are Raymond Debbane (chair) and Judith L. Swain, M.D. The board of directors, in its business judgment, has determined that Mr. Debbane and Dr. Swain are “independent” in accordance with the applicable listing standards of The Nasdaq Stock Market, Inc. In making such determinations, the board of directors considered the matters relating to Mr. Debbane described under the heading “Corporate Governance - Independence of the Board of Directors.”
Board Leadership Structure and Role in Risk Oversight

The current leadership structure of our board of directors reflects a separation of the roles of chairman and principal executive officer. This leadership structure is intended to provide our board of directors with an appropriate level of independence from management and encourage a high degree of autonomy within our board of directors.
Our board of directors administers its risk oversight responsibilities by evaluating the material risks, including operational risks and liquidity risks, facing our company or inherent in our corporate strategy. This is accomplished through regular discussions with management and by reference to the independent understanding and knowledge of many such risks possessed by members of our board of directors. Our board of directors regularly reviews the viability and prudence of our corporate strategy in light of the evolving nature of such risks and makes adjustments to that strategy when appropriate. Our board of directors oversees management’s implementation of our corporate strategy, remains alert for excessive risk-taking in such implementation and provides timely input to management regarding any critical risk issues. Our board of directors receives regular presentations and reports from management on risks relating to cybersecurity, compliance and other operational aspects of our business and receives prompt and timely information regarding any specific incident posing a significant risk. The efforts of our board of directors to oversee any risks relating to our financial reporting or internal accounting procedures are supplemented by the regular interactions of our audit committee with the individuals with day-to-day responsibilities for such functions.
Board and Committee Meetings and Attendance in 2024
In 2024, the board of directors met eight times and took certain additional actions by unanimous written consent, the audit committee met six times, the compensation committee met four times and took certain additional actions by unanimous written consent and the corporate governance committee met two times and took certain additional actions by unanimous written consent. During 2024, none of our incumbent directors attended fewer than 75 percent of the aggregate number of meetings of the board of directors and committees during the period served.
It is our policy to encourage the members of our board of directors to attend all annual meetings of stockholders. Six of the eight individuals who were members of our board of directors at such time attended our 2024 annual meeting of stockholders.

Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, the text of which appears on our website at www.lexpharma.com under the caption “Investors - Corporate Governance.” We intend to disclose on our website the nature of any amendment to or waiver from our code of business conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions within four business days following the date of such amendment or waiver. In the case of any such waiver, including an implicit waiver, we also intend to disclose the name of the person to whom the waiver was granted and the date of the waiver. To date, we have not granted any waivers under our code of business conduct and ethics.
Insider Trading Policy
We have adopted an insider trading policy governing the purchase, sale, and other dispositions of our securities by our company and our directors, officers and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and NASDAQ listing rules. Such insider trading policy also prohibits our employees, officers and directors, or any of their designees, from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of any of our securities, and further provides that such individuals should not engage in the trading of options to purchase or sell our securities.
Corporate Governance Guidelines
We have adopted corporate governance guidelines, including, among other things, guidelines with respect to the structure of our board of directors, director selection and qualifications, and non-employee director compensation. The text of our corporate governance guidelines appears on our website at www.lexpharma.com under the caption “Investors - Corporate Governance.”
Stockholder Communications with the Board of Directors
We believe that our stockholders are currently provided a reasonable means to communicate with our board of directors and individual directors. As a result, our board of directors has not established a formal process for stockholders to send communications to the board of directors or individual directors. However, the corporate governance committee will consider, from time to time, whether adoption of a formal process for such stockholder communications has become necessary or appropriate. Stockholders may send communications to the board of directors or individual directors by mail at 2445 Technology Forest Blvd., 11th Floor, The Woodlands, Texas 77381, Attn: Board of Directors or any individual director.
Compensation Committee Interlocks and Insider Participation
During 2024, Philippe J. Amouyal, Samuel L. Barker, Ph.D. and Judith L. Swain, M.D. served as members of the compensation committee of our board of directors. Mr. Amouyal is a designee of Invus pursuant to our stockholders’ agreement with Invus, L.P. described under the heading “Transactions with Related Persons - Arrangements with Invus.” During 2024, none of our executive officers served as a member of the board of directors or compensation committee of another entity, one of whose executive officers served as a member of our board of directors or compensation committee.
TRANSACTIONS WITH RELATED PERSONS
Arrangements with Invus
In June 2007, we entered into a securities purchase agreement with Invus, L.P., under which Invus, L.P. made an initial investment in our common stock in August 2007. Invus, L.P. and its affiliates, which we collectively refer to as Invus, have subsequently made additional investments in our common stock and currently own approximately 49.9% of our outstanding common stock.
Board of Directors. Concurrently with the execution of the securities purchase agreement, we entered into a stockholders’ agreement with Invus, L.P. under which Invus has the right to designate a number of directors equal to the percentage of all the outstanding shares of our common stock owned by Invus, rounded up to the nearest whole number of directors. Invus has designated three of the eight current members of our board of directors. While Invus has not presently exercised its director designation rights in full, it may exercise them at any time in the future in its sole discretion. To facilitate the exercise of such rights, we have agreed, upon written request from Invus, to take all necessary steps in accordance with our obligations under the stockholders’ agreement to (1) increase the number of directors to the number specified by Invus (which number shall be no greater than reasonably necessary for the exercise of Invus’ director designation rights under the stockholders’ agreement) and (2) cause the appointment to the newly created directorships of directors so designated by Invus pursuant to its rights under the stockholders’ agreement.
Invus also has the right to require proportionate representation of Invus-appointed directors on the audit, compensation and corporate governance committees of our board of directors, subject to certain restrictions. Invus-designated directors currently serve as one of the three members of the compensation committee and one of the three members of the corporate governance committee of our board of directors. No Invus-designated directors currently serve on the audit committee of our board of directors.
The provisions of the stockholders’ agreement relating to Invus’ rights to designate members of our board of directors and its audit, compensation and corporate governance committees will terminate if the percentage of all the outstanding shares of our common stock owned by Invus and its affiliates falls below 10%. Invus also has the right to terminate these provisions at any time in its discretion.
Registration Rights. Concurrently with the execution of the securities purchase agreement, we also entered into a registration rights agreement with Invus, L.P., pursuant to which Invus has certain demand and piggyback registration rights with respect to shares of our common stock held by them.
Preemptive and Consent Rights. Our Sixth Amended and Restated Certificate of Incorporation grants holders of 20% or more of our issued and outstanding common stock (a) customary preemptive rights related to the issuance of certain of our securities and (b) consent rights prior us taking any of the following actions: (i) creating or issuing any new class or series of shares of capital stock (or securities convertible into or exercisable for shares of capital stock) having rights, preferences or privileges senior to or on parity with the common stock, (ii) subject to certain exceptions, repurchasing, retiring, redeeming or otherwise acquiring any of our equity securities (or securities convertible into or exchangeable for equity securities) or any subsidiary and (iii) adopting, or proposing to adopt, or maintaining any shareholders’ rights plan, “poison pill” or other similar plan or agreement, unless such stockholder is exempt from such plan or agreement. Invus possesses such preemptive and consent rights based on its current ownership interest in our common stock.

2024 Purchase Agreement. In March 2024, we entered into a purchase agreement with certain purchasers, including Invus, pursuant to which, among other things, we issued to such purchasers shares of our preferred stock in a private placement (referred to herein as the “preferred private placement”). Each share of preferred stock automatically converted into 50 shares of our common stock on May 10, 2024 upon the satisfaction of certain conditions. The purchase agreement contained customary representations, warranties and agreements made by us and customary obligations of the parties and termination provisions. The purchase agreement also contained customary registration rights whereby we agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of our common stock issuable upon the conversion of the shares of preferred stock issued in the preferred private placement. Following the conversion of the preferred stock issued in the preferred private placement, Invus held approximately the same percentage of our common stock as it did before the preferred private placement.

Related Party Transaction Policies
We have adopted written policies and procedures for the review, approval and ratification of interested transactions with related parties. Subject to certain exceptions provided in Item 404(a) of Regulation S-K, an “interested transaction” means any transaction, arrangement or relationship in which we are or will be a participant and the amount involved will or may be expected to exceed $120,000 in any calendar year, and in which any related party has or will have a direct or indirect material interest. A “related party” means (a) any executive officer, director or nominee for election as a director, (b) any person beneficially owning five percent or more of our common stock or (c) any immediate family member of such parties.
All interested transactions are subject to the reasonable prior review and approval of our audit committee and if advance audit committee approval is not feasible, then the interested transaction will be considered for ratification at the audit committee’s next regularly scheduled meeting. In determining whether to approve or ratify any interested transaction, the audit committee will consider, among other factors it may deem appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under similar circumstances and the extent of the related party’s interest in the transaction. Any director may, if so requested by the audit committee, participate in discussions regarding a transaction in which such director may have an interest, as well as provide and discuss any information the audit committee may request from such director. However, any director who has an interest in a transaction under discussion must abstain from voting on the approval of such transaction. On at least an annual basis, the audit committee reviews and assesses any ongoing interested transactions to ensure that the transactions remain appropriate.

EXECUTIVE AND DIRECTOR COMPENSATION
Compensation Discussion and Analysis
We have developed a compensation policy that is designed to attract and retain key executives responsible for our success and motivate management to enhance long-term stockholder value. All compensation decisions are made by our compensation committee pursuant to authority delegated by our board of directors. The annual compensation package for executive and other officers typically consists primarily of three elements:
•a base salary, which reflects the responsibilities relating to the position and individual performance;
•variable annual cash bonus awards, determined relative to pre-established bonus targets expressed as a percentage of base salary; and
•long-term stock-based incentive awards, designed to provide a continuing proprietary interest in our success.
We generally seek to set targeted total cash compensation, consisting of base salaries and annual cash bonus award targets, and total direct compensation, consisting of targeted total cash compensation and long-term stock-based incentive awards, at or near the median of a peer group of biopharmaceutical companies if such compensation level is justified by company performance, individual performance and prevailing financial conditions.
In determining peer group compensation, we use available data from a comprehensive survey of the compensation practices of several hundred companies in the biopharmaceutical industry. We expand on this survey data with reviews of the publicly-disclosed compensation practices of a group of biopharmaceutical companies selected for comparison purposes based on one or more factors, including market capitalization, revenues and stage of development.
For compensation decisions made in February 2022, this group of companies consisted of:

Amarin Corporation plc	EyePoint Pharmaceuticals, Inc.	Omeros Corp
Cara Therapeutics, Inc.	G1 Therapeutics, Inc.	Radius Health, Inc.
Clovis Oncology, Inc.	Harmony Biosciences Holdings, Inc.	Rigel Pharmaceuticals, Inc.
Crinetics Pharmaceuticals, Inc.	Intercept Pharmaceuticals, Inc.	Sage Therapeutics, Inc.
Epizyme, Inc.	Karyopharm Therapeutics Inc.	Theravance Biopharma, Inc.
For compensation decisions made in February 2023, this group of companies consisted of:

2seventy bio, Inc.	Enanta Pharmaceuticals, Inc.	Karyopharm Therapeutics, Inc.
Amarin Corporation plc	Esperion Therapeutics, Inc.	Madrigal Pharmaceuticals, Inc.
Arcutis Biotherapeutics, Inc.	G1 Therapeutics, Inc.	Reata Pharmaceuticals, Inc.
Catalyst Pharmaceuticals, Inc.	Geron Corporation	Y-mAbs Therapeutics, Inc.
Chinook Therapeutics, Inc.	Inovio Pharmaceuticals, Inc.
For compensation decisions made in February 2024, this group of companies consisted of:

2seventy bio, Inc.	Enanta Pharmaceuticals, Inc.	Inovio Pharmaceuticals, Inc.
Amarin Corporation plc	Esperion Therapeutics, Inc.	Karyopharm Therapeutics, Inc.
Arcutis Biotherapeutics, Inc.	G1 Therapeutics, Inc.	Madrigal Pharmaceuticals, Inc.
Catalyst Pharmaceuticals, Inc.	Geron Corporation	Y-mAbs Therapeutics, Inc.
For compensation decisions made in February 2025, this group of companies consisted of:

Altimmune, Inc.	Dianthus Therapeutics, Inc.	Praxis Precision Medicines, Inc.
AnaptysBio, Inc.	Entrada Therapeutics, Inc.	Prothena Corporation plc
Arbutus Biopharma Corporation	Eyepoint Pharmaceuticals, Inc.	Stoke Therapeutics, Inc.
ARS Pharmaceuticals, Inc.	Immunome, Inc.	Syndax Pharmaceuticals, Inc.
Avadel Pharmaceuticals plc	Liquidia Corporation	Taysha Gene Therapies, Inc.
Cartesian Therapeutics, Inc.	Pliant Therapeutics, Inc.	UroGen Pharma Ltd.
CorMedix Inc.

The peer group of biopharmaceutical companies for which we obtained survey data and the additional groups of companies listed above do not necessarily coincide with the companies comprising the Nasdaq Biotechnology Index. Although we acknowledge the inherent limitations in comparing our compensation practices with the compensation practices of these companies, we believe that these comparisons are useful and important points of reference in making compensation determinations.
In making compensation determinations and reviewing comparative data, the compensation committee reviews total direct compensation in its totality, assigning dollar values to each of the elements of such compensation, including base salary, annual cash bonus award targets and long-term stock-based incentive awards. The committee generally allocates a greater percentage of total direct compensation to long-term stock-based incentive awards in acknowledgment of the unique challenges present in the biopharmaceutical industry and in order to reinforce the alignment of interests between our executive and other officers and our stockholders.
In determining the level and composition of compensation of each of our executive and other officers, we take into account various qualitative and quantitative indicators of corporate and individual performance. In evaluating the performance of management, the compensation committee takes into consideration such factors as the commercial performance of our approved drug products, our efforts and preparations for regulatory approval and commercial launch of our drug candidates, the progress exhibited by our drug candidates in human clinical trials, the number and quality of drug candidates in clinical trials, the number and quality of preclinical drug candidates, the value and scope of strategic collaborations and alliances with leading pharmaceutical companies, and the ability to otherwise finance our operations from external sources. In addition, the compensation committee recognizes performance and achievements that are more difficult to quantify, such as the successful supervision of major corporate projects and demonstrated leadership ability.
The compensation committee generally makes executive compensation determinations in February of each year, taking into account both company and individual performance over the preceding year, as well as prevailing financial conditions. The compensation committee meets at least once in advance of the meeting in which executive compensation determinations are actually made to discuss considerations relating to those determinations.
The compensation committee may also retain compensation consultants, legal counsel or other advisors when it deems appropriate to assist in its evaluation of executive or director compensation. In July 2022, the compensation committee engaged Pearl Meyer & Partners, LLC as an independent compensation consultant to assess the market competitiveness of our executive compensation and provide the compensation committee with recommendations based on such assessment. At the compensation committee's request, Pearl Meyer produced and reviewed market executive compensation data, participated in certain compensation committee meetings and prepared an assessment of and recommendations with respect to our executive compensation. In July 2022, the committee assessed the independence of Pearl Meyer and concluded that no conflict of interest existed that would prevent Pearl Meyer from providing the services performed for the compensation committee under such engagement. In August 2023, the compensation committee engaged Pearl Meyer as an independent compensation consultant to assess the market competitiveness of our non-employee director compensation and provide the compensation committee with recommendations based on such assessment. At the compensation committee’s request, Pearl Meyer produced and reviewed market non-employee director compensation data, participated in certain compensation committee meetings and prepared an assessment of and recommendations with respect to our non-employee director compensation. In August 2023, the committee assessed the independence of Pearl Meyer and concluded that no conflict of interest existed that would prevent Pearl Meyer from providing the services performed for the compensation committee under such engagement. The compensation committee did not engage any other consultants with respect to 2022, 2023 or 2024 compensation matters.
We received a favorable advisory vote on the compensation of our named executive officers at our 2024 annual meeting of stockholders, with over 97% of the votes cast with respect to such matter voting in favor of such compensation. The compensation committee believes those voting results affirm our stockholders’ support of our approach to executive compensation and did not make any material changes to its approach. The compensation committee will continue to consider the outcome of our advisory votes to approve executive compensation when making future decisions with respect to the compensation paid to our named executive officers.
Corporate and Individual Performance Criteria
February 2022 Compensation Determinations
In February 2022, the compensation committee made determinations regarding 2021 cash bonus awards and 2022 base salaries, bonus targets and long-term stock-based incentive awards, taking into account the following factors in its evaluation of corporate performance in 2021:

•our submission of a new drug application for INPEFA® (sotagliflozin) for the treatment of heart failure with the United States Food and Drug Administration;
•our progress in preparing for the commercial launch of INPEFA for the treatment of heart failure in the United States;
•our progress relative to our objectives in advancing the clinical development of pilapavadin (LX9211) in neuropathic pain;
•our progress relative to our objectives in advancing our other clinical and preclinical drug development programs; and
•our performance relative to our objectives for financial performance and business development, specifically relating to our year-end cash and investments and management of our financial resources.
The committee’s compensation determinations in February 2022 reflected its assessment that we significantly achieved our objectives relating to INPEFA, pilavapadin, our other drug development programs and our financial performance. Taking into account the balance of factors described above, it was the committee’s assessment that our overall corporate objectives were significantly achieved.
For named executive officers other than Mr. Coats, the compensation committee also took into account individual goals, which consisted principally of the expected individual contributions of each named executive officer towards the achievement of the year’s corporate goals, together with Mr. Coats’ and the committee’s independent assessment of each named executive officer’s overall performance and contributions to the company during the year, in the course of making subjective judgments about individual performance in connection with compensation determinations. Mr. Coats had no individual goals for 2021 apart from the corporate goals.
The committee’s determinations for Mr. Coats were based entirely upon its determination of achievement of the year’s corporate goals, together with the compensation committee’s assessment of his strategic and operational leadership. For other named executive officers, the compensation committee based its determinations principally upon its determination of achievement of the year’s corporate goals, but also took into account, to a lesser extent, each named executive officer’s individual goals. In the case of Mr. Wade, the compensation committee took into account his contributions toward our financial management, our capital raising efforts, the successful operation of our financial systems and our business development and alliance management activities, as well as his strategic and operational leadership. In the case of Mr. Crum, the compensation committee took into account his contributions toward our legal and compliance oversight and our capital raising efforts, as well as his strategic and operational leadership. In the case of Dr. Granowitz, the compensation committee took into account his contributions toward the medical support of INPEFA and our other drug development programs, as well as his strategic and operational leadership. In the case of Dr. Main, the compensation committee took into account his contributions toward the clinical and preclinical supply of our development programs and the progress of our drug discovery programs, as well as his strategic and operational leadership. In the case of Ms. Alexander, the compensation committee took into account her contributions toward our financial and accounting management and the successful operation of our financial systems, as well as her strategic and operational leadership.
February 2023 Compensation Determinations
In February 2023, the compensation committee made determinations regarding 2022 cash bonus awards and 2023 base salaries, bonus targets and long-term stock-based incentive awards, taking into account the following factors in its evaluation of corporate performance in 2022:
•acceptance for review and filing by the United States Food and Drug Administration of our submission of a new drug application for INPEFA for the treatment of heart failure;
•our progress in preparing for the commercial launch of INPEFA for the treatment of heart failure in the United States;
•our announcement of positive top-line and full results from a Phase 2 proof-of-concept clinical trial of pilavapadin in diabetic peripheral neuropathic pain;
•our announcement of top-line results from a second Phase 2 proof-of-concept clinical trial of pilavapadin demonstrating clear evidence of effect in post-herpetic neuralgia;
•our progress relative to our objectives in advancing our other clinical and preclinical drug development programs; and

•our performance relative to our objectives for financial performance and business development, specifically relating to our year-end cash and investments and management of our financial resources.
The committee’s compensation determinations in February 2023 reflected its assessment that we achieved our objectives relating to INPEFA, pilavapadin, our other drug development programs and our financial performance. Taking into account the balance of factors described above, it was the committee’s assessment that our overall corporate objectives were achieved.
For named executive officers other than Mr. Coats, the compensation committee also took into account individual goals, which consisted principally of the expected individual contributions of each named executive officer towards the achievement of the year’s corporate goals, together with Mr. Coats’ and the committee’s independent assessment of each named executive officer’s overall performance and contributions to the company during the year, in the course of making subjective judgments about individual performance in connection with compensation determinations. Mr. Coats had no individual goals for 2022 apart from the corporate goals.
The committee’s determinations for Mr. Coats were based entirely upon its determination of achievement of the year’s corporate goals, together with the compensation committee’s assessment of his strategic and operational leadership. For other named executive officers, the compensation committee based its determinations principally upon its determination of achievement of the year’s corporate goals, but also took into account, to a lesser extent, each named executive officer’s individual goals. In the case of Mr. Wade, the compensation committee took into account his contributions toward our preparations for the commercial launch of INPEFA for the treatment of heart failure in the United States, our financial management and capital raising efforts, the successful operation of our financial systems and our business development and alliance management activities, as well as his strategic and operational leadership. In the case of Mr. Crum, the compensation committee took into account his contributions toward our legal and compliance oversight and our capital raising efforts, as well as his strategic and operational leadership. In the case of Dr. Granowitz, the compensation committee took into account his contributions toward medical support of INPEFA in preparation for commercial launch for heart failure in the United States, the clinical progress and our medical support of our other drug development programs, as well as his strategic and operational leadership. In the case of Dr. Main, the compensation committee took into account his contributions toward the commercial supply of INPEFA in preparation for launch, the clinical and preclinical supply of our development programs and the progress of our drug discovery programs, as well as his strategic and operational leadership. In the case of Ms. Alexander, the compensation committee took into account her contributions toward our financial and accounting management and the successful operation of our financial systems, as well as her strategic and operational leadership.
February 2024 Compensation Determinations
In February 2024, the compensation committee made determinations regarding 2023 cash bonus awards and 2024 base salaries, bonus targets and long-term stock-based incentive awards, taking into account the following factors in its evaluation of corporate performance in 2023:
•the approval of our application for regulatory approval to market INPEFA in the United States for the treatment of heart failure;
•our progress relative to our objectives for the launch and commercial performance of INPEFA;
•our progress relative to our objectives in advancing the clinical development of pilavapadin in diabetic peripheral neuropathic pain;
•our progress relative to our objectives in advancing our other clinical and preclinical drug development programs; and
•our performance relative to our objectives for financial performance and business development, specifically relating to our year-end cash and investments and management of our financial resources.
The committee’s compensation determinations in February 2024 reflected its assessment that we partially achieved our objectives relating to INPEFA and largely achieved our objectives relating to pilavapadin, our other drug development programs and our financial performance. Taking into account the balance of factors described above, it was the committee’s assessment that our overall corporate objectives were significantly achieved.
For named executive officers other than Mr. Coats, the compensation committee also took into account individual goals, which consisted principally of the expected individual contributions of each named executive officer towards the achievement of the year’s corporate goals, together with Mr. Coats’ and the committee’s independent assessment of each named executive officer’s overall performance and contributions to the company during the year, in the course of making subjective judgments about individual performance in connection with compensation determinations. Mr. Coats had no individual goals for 2023 apart from the corporate goals.
The committee’s determinations for Mr. Coats were based entirely upon its determination of achievement of the year’s corporate goals, together with the compensation committee’s assessment of his strategic and operational leadership. For other named executive officers, the compensation committee based its determinations principally upon its determination of achievement of the year’s corporate goals, but also took into account, to a lesser extent, each named executive officer’s individual goals. In the case of Mr. Wade, the compensation committee took into account his contributions toward our commercial launch of INPEFA for the treatment of heart failure in the United States, our financial management and capital raising efforts, the successful operation of our financial systems and our business development and alliance management activities, as well as his strategic and operational leadership. In the case of Mr. Crum, the compensation committee took into account his contributions toward our legal and compliance oversight and our capital raising efforts, as well as his strategic and operational leadership. In the case of Dr. Granowitz, the compensation committee took into account his contributions toward medical support of the commercial launch of INPEFA for heart failure in the United States, the clinical progress and our medical support of our other drug development programs, as well as his strategic and operational leadership. In the case of Dr. Main, the compensation committee took into account his contributions toward the commercial supply of INPEFA, the clinical and preclinical supply of our development programs and the progress of our drug discovery programs, as well as his strategic and operational leadership. In the case of Ms. Alexander, the compensation committee took into account her contributions toward our financial and accounting management and the successful operation of our financial systems, as well as her strategic and operational leadership. In the case of Mr. Garner, the compensation committee took into account his contributions toward our commercial launch of INPEFA for the treatment of heart failure in the United States, as well as his strategic and operational leadership.
February 2025 Compensation Determinations
In February 2025, the compensation committee made determinations regarding 2024 cash bonus awards and 2025 base salaries, bonus targets and long-term stock-based incentive awards, taking into account the following factors in its evaluation of corporate performance in 2024:
•our progress relative to our objectives for the launch and commercial performance of INPEFA;
•our progress relative to our objectives in obtaining regulatory approval to market ZYNQUISTA in the United States as an adjunct to insulin therapy for glycemic control in adults with type 1 diabetes and chronic kidney disease;
•our progress relative to our objectives in advancing the clinical development of pilavapadin in diabetic peripheral neuropathic pain;
•our progress relative to our objectives in advancing the clinical development of sotagliflozin in hypertrophic cardiomyopathy;
•our progress relative to our objectives in advancing our other clinical and preclinical drug development programs;
•our entry into an exclusive license agreement with Viatris, Inc. for the development and commercialization of sotagliflozin in all markets outside of the United States and Europe; and
•our performance relative to our objectives for financial performance, specifically relating to our year-end cash and investments and management of our financial resources.
The committee’s compensation determinations in February 2025 reflected its assessment that we did not achieve our objectives relating to INPEFA or ZYNQUISTA and largely achieved our objectives relating to pilavapadin, sotagliflozin, our other drug development programs and our financial and business development performance. Taking into account the balance of factors described above, it was the committee’s assessment that our overall corporate objectives were significantly achieved.
For named executive officers other than Dr. Exton, the compensation committee also took into account individual goals, which consisted principally of the expected individual contributions of each named executive officer towards the achievement of the year’s corporate goals, together with Dr. Exton’s and the committee’s independent assessment of each named executive officer’s overall performance and contributions to the company during the year, in the course of making subjective judgments about individual performance in connection with compensation determinations. Dr. Exton had no individual goals for 2024 apart from the corporate goals.
The committee’s determinations for Dr. Exton were based entirely upon its determination of achievement of the year’s corporate goals, together with the compensation committee’s assessment of his strategic and operational leadership. For other named executive officers, the compensation committee based its determinations principally upon its determination of achievement of the year’s corporate goals, but also took into account, to a lesser extent, each named executive officer’s individual goals. In the case of Mr. Crum, the compensation committee took into account his contributions toward our legal and compliance oversight and our capital raising efforts, as well as his strategic and operational leadership. In the case of Dr. Granowitz, the compensation committee took into account his contributions toward medical support of the commercial launch of INPEFA for heart failure in the United States, the clinical progress and our medical support of our other drug development programs, as well as his strategic and operational leadership. In the case of Dr. Main, the compensation committee took into account his contributions toward the commercial supply of INPEFA, the clinical and preclinical supply of our development programs and the progress of our drug discovery programs, as well as his strategic and operational leadership. In the case of Ms. Alexander, the compensation committee took into account her contributions toward our financial and accounting management and the successful operation of our financial systems, as well as her strategic and operational leadership.
Compensation Elements
Base Salary
Base salary of executive and other officers is established through negotiation between the company and the officer at the time he or she is hired, and then subsequently adjusted when the officer’s base compensation is subject to review or reconsideration. While we have entered into employment agreements with certain of our executive officers, these agreements provide that base salaries after the initial year will be reviewed and determined by the compensation committee. When establishing base salary levels for executive and other officers, the compensation committee, in accordance with its general compensation policy, considers numerous factors, including the responsibilities relating to the position, the qualifications of the executive and the relevant experience the individual brings to the company, strategic goals for which the executive has responsibility, and compensation levels of companies at a comparable stage of commercialization and development who compete with us for business, scientific and executive talents. When considering increases to base salary levels for officers, which typically occurs each February, we consider corporate and individual performance in addition to the foregoing factors. No pre-determined weights are given to any one of these factors.
In February 2022, 2023, 2024 and 2025, we increased base salaries for each of our named executive officers following reviews of peer group salary data. The base salaries of our named executive officers are generally competitive with those paid by our peer group companies, with most falling near the median for such peer group companies. In establishing base salaries for 2022, 2023, 2024 and 2025, we considered the competitiveness of our cash compensation arrangements for executive officers and our cash position and needs for the applicable year.
Cash Bonus Awards
In addition to base salary, we may award variable annual cash bonus awards to executive and other officers with reference to certain predefined corporate and personal performance goals. These performance goals include those discussed generally above, as well as strategic and operational goals for the company as a whole. We typically consider the award of cash bonuses each February relating to performance for the preceding year. For each of our officers, the compensation committee establishes a bonus target, expressed as a percentage of base salary, which is used to determine the cash bonus amount, assuming that corporate and individual goals are fully achieved. The compensation committee retains broad discretion over the amount and payment of such awards and is not bound by any pre-determined agreement, formula or other standard with respect to such decisions.
In determining the cash bonus awards paid in February 2023 with respect to 2022 performance, the compensation committee included the relevant factors described above under “- Corporate and Individual Performance Criteria - February 2023 Compensation Determinations” in its evaluation of corporate and individual performance. After taking into account these factors, the compensation committee determined that our objectives for the year had been achieved, and awarded bonuses for 2022 performance to our named executive officers in amounts reflecting such level of achievement.
In determining the cash bonus awards paid in February 2024 with respect to 2023 performance, the compensation committee included the relevant factors described above under “- Corporate and Individual Performance Criteria - February 2024 Compensation Determinations” in its evaluation of corporate and individual performance. After taking into account these factors, the compensation committee determined that our objectives for the year had been significantly achieved, and awarded bonuses for 2023 performance to our named executive officers in amounts reflecting such level of achievement.
In determining the cash bonus awards paid in February 2025 with respect to 2024 performance, the compensation committee included the relevant factors described above under “- Corporate and Individual Performance Criteria - February 2025 Compensation Determinations” in its evaluation of corporate and individual performance. After taking into account these factors, the compensation committee determined that our objectives for the year had been significantly achieved, and awarded bonuses for 2024 performance to our named executive officers in amounts reflecting such level of achievement.
Long-Term Stock-Based Incentive Awards
All of our employees, including our named executive officers, are eligible to receive long-term stock-based incentive awards under our 2017 Equity Incentive Plan as a means of providing such individuals with a continuing proprietary interest in our success. These grants are typically awarded each February and align the interests of our employees and our stockholders by providing significant incentives for our employees to achieve and maintain high levels of performance. Our 2017 Equity Incentive Plan enhances our ability to attract and retain the services of qualified individuals. Factors considered in determining whether, in what form and in what amounts such awards are granted to an employee include the employee’s position, his or her performance and responsibilities, the amount of stock options, restricted stock units and other stock awards currently held by the employee, the vesting schedules of any such stock options, restricted stock units and stock awards and the employee’s other compensation. While we do not adhere to any firmly established formulas or schedules for the issuance of long-term stock-based incentive awards, we take into account, in making award decisions, the total direct compensation objectives described above. In addition, we will generally tailor the terms of any such grant to achieve its goal as a long-term incentive award by providing for a vesting schedule encompassing several years.
In February 2022, 2023, 2024 and 2025, the compensation committee approved a mix of annual stock option grants and restricted stock unit awards under our 2017 Equity Incentive Plan to eligible employees, with stock options comprising a larger portion of such mix in most years for executive and other officers. In making such grants, the compensation committee considered corporate and individual performance in the prior year, total direct compensation objectives for individual officers, and information regarding stock incentive award grants made by other companies in the biopharmaceutical industry.
Clawback Policy
In accordance with the requirements of the SEC and NASDAQ listing rules, the compensation committee adopted an incentive-based compensation clawback policy in October 2023. The policy generally provides that in the event we are required to prepare an accounting restatement of our financial statements due to our material noncompliance with any financial reporting requirement under securities laws, we will take reasonably prompt action to recoup all compensation that was granted, earned, vested or based upon the attainment of a financial reporting measure and received by any executive officer during the three-year period preceding the date that the restatement was required, to the extent such compensation exceeds the amount such executive officer would have received based on our restated financial statements.
Long-Term Stock-Based Incentive Awards in Relation to the Disclosure of Material Nonpublic Information
Our long-term stock-based incentive awards are generally granted on fixed dates determined in advance. The compensation committee’s general practice is to complete its annual executive compensation review and determine target compensation for our executives, which coincides with our regularly scheduled meetings of the board of directors, then such long-term stock-based incentive awards are granted. Annual long-term stock-based incentive awards are typically granted to our executives in February of each fiscal year. On limited occasions, the compensation committee may grant long-term stock-based incentive awards outside of our annual grant cycle for new hires, promotions, recognition, retention, or other purposes. The compensation committee approves all long-term stock-based incentive award grants on or before the grant date and does not grant long-term stock-based incentive awards in anticipation of the release of material nonpublic information. Similarly, the compensation committee does not time the release of material nonpublic information based on long-term stock-based incentive award grant dates.
Summary Compensation Table for 2024
The following table presents summary information regarding the compensation of each of Michael S. Exton, Ph.D., our principal executive officer, and our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2024. The table also includes summary information regarding the compensation of Lonnel Coats, our principal executive officer until July 8, 2024, Jeffrey L. Wade, our principal financial officer until September 30, 2024, Kristen L. Alexander, our principal financial officer from October 1 until December 31, 2024, and Thomas A. Garner, our senior vice president and chief commercial officer until December 6, 2024. We have entered into employment arrangements with certain of our named executive officers, the material terms of each of which are described below.
Based on the summary compensation information provided below, “Salary” accounted for approximately 21.5%, 26.9% and 23.7% of the total compensation paid to our named executive officers in 2024, 2023 and 2022, respectively, and “Bonus” accounted for approximately 4.6%, 11.3% and 11.3% of the total compensation paid to our named executive officers for 2024, 2023 and 2022, respectively.

Name and Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	All Other Compensation (3)		Total
Michael S. Exton, Ph.D.	2024	$303,726	$222,600	$—	$2,308,770	$493		$2,835,589
Chief Executive Officer
and Director

Brian T. Crum	2024	$473,503	$125,442	$447,544	$366,947	$17,171		$1,430,607
Senior Vice President and	2023	$457,936	$122,404	$243,899	$580,897	$16,139		$1,421,275
General Counsel	2022	$438,989	$155,015	$250,528	$590,686	$15,099		$1,450,317

Craig B. Granowitz, M.D., Ph.D.	2024	$501,686	$199,373	$478,762	$392,543	$16,019		$1,588,383
Senior Vice President and	2023	$487,628	$149,650	$260,909	$621,431	$15,205		$1,534,823
Chief Medical Officer	2022	$467,459	$189,520	$268,000	$631,881	$14,162		$1,571,022

Alan J. Main, Ph.D.	2024	$457,802	$123,372	$440,170	$360,901	$14,278		$1,396,523
Executive Vice President,	2023	$442,787	$120,385	$239,865	$571,309	$13,790		$1,388,136
Innovation and Chemical	2022	$426,169	$152,457	$246,400	$580,928	$12,775		$1,418,729
Sciences

Lonnel Coats	2024	$438,757	$—	$1,656,403	$1,358,106	$59,507	(4)	$3,512,773
Former Chief Executive Officer	2023	$740,846	$386,233	$877,595	$2,090,227	$15,220		$4,110,121
and Director	2022	$709,637	$502,005	$877,088	$2,067,992	$13,220		$4,169,942

Jeffrey L. Wade	2024	$485,525	$—	$675,788	$977,247	$425,714	(5)	$2,564,274
Former President and Chief	2023	$535,729	$200,097	$358,036	$852,786	$16,220		$1,962,868
Financial Officer	2022	$513,354	$260,075	$357,824	$843,690	$15,220		$1,990,163

Kristen L. Alexander	2024	$295,588	$67,409	$128,269	$105,169	$16,810		$613,245
Vice President, Finance and	2023	$285,359	$67,463	$116,105	$138,269	$15,788		$622,984
Accounting	2022	$269,867	$82,044	$101,920	$120,164	$14,756		$588,751

Thomas A. Garner	2024	$471,032	$—	$488,330	$400,387	$627,676	(6)	$1,987,425
Former Senior Vice President	2023	$214,564	$276,119	$—	$219,003	$568		$710,254
and Chief Commercial Officer

(1)    Reflects the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of stock awards granted in 2024, 2023 and 2022, in each case based on the market price of our common stock on the date of grant, calculated in accordance with the process for determination of fair market value under our 2017 Equity Incentive Plan.
(2)    Reflects the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of stock options granted in 2024, 2023 and 2022. See the information appearing under the heading entitled “Stock-Based Compensation” in footnote 2 to our consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2024 for certain assumptions made in the valuation of such stock options.

(3)    Includes the following amounts in respect of company matching contributions under our 401(k) plan, individual health savings accounts and company-paid premiums for group term life insurance. The company-paid life insurance premiums reflect payments for group term life policies maintained for the benefit of all employees.

	Year	Company 401(k) Matching Contribution	Company Health Savings Account Matching Contribution	Company-Paid Group Term Life Insurance Premiums
Michael S. Exton, Ph.D.	2024	$—	$—	$493

Brian T. Crum	2024	$13,800	$2,400	$971
	2023	$13,200	$2,000	$939
	2022	$12,200	$2,000	$899

Craig B. Granowitz, M.D., Ph.D.	2024	$13,800	$1,200	$1,019
	2023	$13,200	$1,000	$1,005
	2022	$12,200	$1,000	$962

Alan J. Main, Ph.D.	2024	$13,800	$—	$478
	2023	$13,200	$—	$590
	2022	$12,200	$—	$575

Lonnel Coats	2024	$13,800	$650	$524
	2023	$13,200	$1,000	$1,020
	2022	$12,200	$—	$1,020

Jeffrey L. Wade	2024	$13,800	$1,800	$764
	2023	$13,200	$2,000	$1,020
	2022	$12,200	$2,000	$1,020

Kristen L. Alexander	2024	$13,800	$2,400	$610
	2023	$13,200	$2,000	$588
	2022	$12,200	$2,000	$556

Thomas A. Garner	2024	$13,800	$2,300	$950
	2023	$—	$333	$235
(4)    Includes $44,533 as compensation for his unused paid time off which had accrued at the time of his retirement, which was calculated and paid to Mr. Coats in accordance with our policies applicable to all employees.
(5)    Includes (a) $67,500 as compensation for his unused paid time off which had accrued at the time of his termination of employment and paid to Mr. Wade pursuant to his employment agreement, (b) $332,850 in salary continuation and other payments paid to Mr. Wade in 2024 pursuant to his separation agreement and (c) $9,000 in consulting fees paid to Mr. Wade in 2024 pursuant to his consulting agreement. Does not include $472,050 in salary continuation and other payments payable to Mr. Wade in 2025 pursuant to his separation agreement and $15,000 in consulting fees payable to Mr. Wade in 2025 pursuant to his consulting agreement.
(6)    Includes $610,626 in severance payments paid to Mr. Garner pursuant to his separation agreement.

Employment Arrangements

Michael S. Exton, Ph.D. In July 2024, we entered into an offer letter with Michael S. Exton, Ph.D. to serve as our chief executive officer. Under the offer letter, Dr. Exton receives a base salary, currently $658,260 a year, subject to adjustment, with an annual discretionary bonus based upon specific objectives to be determined by the compensation committee. The compensation committee has established a current bonus target for Dr. Exton of 70% of his base salary, subject to adjustment. The offer letter provides for certain severance payments upon the termination of Dr. Exton’s employment and Dr. Exton separately participates in our management severance plan, each as described below under the heading “Executive and Director Compensation - Potential Payments upon Termination or Change in Control.”
Brian T. Crum. In November 2001, we entered into an offer letter with Brian T. Crum to serve as our senior corporate counsel. Mr. Crum has served as senior vice president and general counsel since October 2021. Under the offer letter, Mr. Crum receives a base salary, currently $494,600 a year, subject to adjustment, with an annual discretionary bonus based upon specific objectives to be determined by the compensation committee. The compensation committee has established a current bonus target for Mr. Crum of 35% of his base salary, subject to adjustment. Mr. Crum participates in our management severance plan, as described below under the heading “Executive and Director Compensation - Potential Payments upon Termination or Change in Control.”
Craig B. Granowitz, M.D., Ph.D. In July 2021, we entered into an offer letter with Craig B. Granowitz, M.D., Ph.D., to serve as our senior vice president and chief medical officer. Under the offer letter, Dr. Granowitz receives a base salary, currently $529,104 a year, subject to adjustment, with an annual discretionary bonus based upon specific objectives to be determined by the compensation committee. The compensation committee has established a current bonus target for Dr. Granowitz of 40% of his base salary, subject to adjustment. The offer letter provides for certain severance payments upon the termination of Dr. Granowitz’s employment and Dr. Granowitz separately participates in our management severance plan, each as described below under the heading “Executive and Director Compensation - Potential Payments upon Termination or Change in Control.”

Alan J. Main, Ph.D. In July 2001, we entered into an employment agreement with Alan J. Main, Ph.D. to serve as our senior vice president, Lexicon Pharmaceuticals. Dr. Main has served as our executive vice president, innovation and chemical sciences since September 2020. Under the employment agreement, Dr. Main receives a base salary, currently $486,437 a year, subject to adjustment, with an annual discretionary bonus based upon specific objectives to be determined by the compensation committee. The compensation committee has established a current bonus target for Dr. Main of 35% of his base salary, subject to adjustment. The employment agreement is at-will and contains a non-competition agreement. The employment agreement also provides for certain severance payments upon the termination of Dr. Main’s employment and Dr. Main separately participates in our management severance plan, each as described below under the heading “Executive and Director Compensation - Potential Payments upon Termination or Change in Control.”
Lonnel Coats. In July 2014, we entered into an offer letter with Lonnel Coats to serve as our president and chief executive officer. Mr. Coats had served as chief executive officer since October 2021. Under the offer letter, Mr. Coats received a base salary with an annual discretionary bonus based upon specific objectives to be determined by the compensation committee. The offer letter also provided for certain severance payments upon the termination of Mr. Coats’ employment. Mr. Coats retired from such position in July 2024 and no severance payments were payable in connection with his retirement.
Jeffrey L. Wade. In December 1998, we entered into an employment agreement with Jeffrey L. Wade to serve as our senior vice president and chief financial officer starting in January 1999. Mr. Wade had served as president and chief financial officer since October 2021. Under the employment agreement, Mr. Wade received a base salary with an annual discretionary bonus based upon specific objectives to be determined by the compensation committee. The employment agreement was at-will and provided for certain severance payments upon the termination of Mr. Wade’s employment. In connection with the termination of his employment in September 2024, we entered into a separation agreement with Mr. Wade providing for certain salary continuation and other payments in lieu of those contained in his employment agreement, as described below under the heading “Executive and Director Compensation - Potential Payments upon Termination or Change in Control.” We also entered into a consulting agreement with Mr. Wade in September 2024 pursuant to which he is providing his consulting and advisory services for a period of eight months and we are paying Mr. Wade fees of $3,000 per month.
Kristen L. Alexander. In May 2017, we entered into an offer letter with Kristen L. Alexander to serve as our controller. Ms. Alexander has served as vice president, finance and accounting, since September 2021. Under the offer letter, Ms. Alexander received a base salary, currently $310,078 a year, subject to adjustment, with an annual discretionary bonus based upon specific objectives to be determined by the compensation committee. The compensation committee has established a current bonus target for Ms. Alexander of 30% of her base salary, subject to adjustment. Ms. Alexander participates in our management severance plan, as described below under the heading “Executive and Director Compensation - Potential Payments upon Termination or Change in Control.”
Thomas A. Garner. In October 2023, we entered into an offer letter with Thomas A. Garner to serve as our senior vice president and chief commercial officer. Under the offer letter, Mr. Garner received a base salary with an annual discretionary bonus based upon specific objectives to be determined by the compensation committee. The offer letter also provided for certain severance payments upon the termination of Mr. Garner’s employment. In connection with the termination of his employment in December 2024, we entered into a separation agreement with Mr. Garner providing for certain severance and other payments in lieu of those contained in his offer letter, as described below under the heading “Executive and Director Compensation - Potential Payments upon Termination or Change in Control.”
Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information regarding the annual total compensation of our chief executive officer and our employees:
•As disclosed in the Summary Compensation Table above, the annual total compensation of Michael S. Exton, Ph.D., our chief executive officer, was $2,835,589 in 2024, or $3,168,387 on an annualized basis; and
•The annual total compensation of the employee identified as the median compensated employee of our company (other than Dr. Exton) was $304,524 in 2024.
Based on this information, the ratio of the annualized total compensation of Dr. Exton to the median of the annual total compensation of all employees was 10 to 1.

We identified our median compensated employee using our total employee population as of December 31, 2024 and consistently applying payroll records reflecting taxable wages for 2024. In making this identification, we annualized the compensation of all permanent employees who were newly hired during 2024. We did not use any material estimates, assumptions, adjustments or statistical sampling to identify our median compensated employee. Once identified, we calculated the annual total compensation of our median compensated employee in a manner consistent with that used to calculate the annual total compensation of Dr. Exton and disclosed in the Summary Compensation Table above.
SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions and make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.
Pay Versus Performance
The following table presents compensation information for Lonnel Coats, who served as our chief executive officer during 2024, 2023 and 2022, and Michael S. Exton, Ph.D., who served as our chief executive officer during 2024, and average compensation information for the other individuals named in the summary compensation table for such years, as well as certain measures relating to company performance.

Year	Summary Compensation Table Total for First PEO (1)	Compensation Actually Paid to First PEO (1) (3)	Summary Compensation Table Total for Second PEO (1)	Compensation Actually Paid to Second PEO (1) (4)	Average Summary Compensation Table Total for Non-PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs (2) (5)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Income (6)
2024	$3,467,590	$(884,853)	$2,835,589	$1,616,932	$1,598,976	$878,167	$19	$(200,403)
2023	$4,110,121	$3,055,451	$—	$—	$1,576,776	$1,233,210	$39	$(177,119)
2022	$4,169,942	$1,203,063	$—	$—	$1,622,119	$828,645	$48	$(101,944)
______________________
(1)    For 2024, our principal executive officers were Lonnel Coats and Michael S. Exton, Ph.D. For 2023 and 2022, our principal executive officer was Lonnel Coats.
(2)    For 2024, our other named executive officers were Brian T. Crum, Craig B. Granowitz, M.D., Ph.D., Alan J. Main, Ph.D., Jeffrey L. Wade, Kristen L. Alexander and Thomas A. Garner. For 2023, our other named executive officers were Jeffrey L. Wade, Brian T. Crum, Craig B. Granowitz, M.D., Ph.D and Alan J. Main, Ph.D. For 2022, our other named executive officers were Jeffrey L. Wade, Brian T. Crum, Craig B. Granowitz, M.D., Ph.D. and Kenneth B. Kassler-Taub, M.D.
(3)    The following table sets forth the adjustments made during each year to calculate Compensation Actually Paid to our first principal executive officer.

	2024	2023	2022
Summary Compensation Table Totals for First PEO	$3,467,590	$4,110,121	$4,169,942
Add (Subtract):
Fair value of equity awards granted during the year from the Summary Compensation Table	(3,014,509)	(2,967,821)	(2,945,080)
Fair value at year end of equity awards granted during the year	—	1,989,880	1,847,145
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	—	(283,105)	(1,003,687)
Change in fair value of equity awards granted in prior years that vested during the year	608,241	206,376	(865,257)
Equity awards granted in prior years that were forfeited during the year	(1,946,175)	—	—
Compensation Actually Paid Totals	$(884,853)	$3,055,451	$1,203,063
(4)    The following table sets forth the adjustments made during each year to calculate Compensation Actually Paid to our second principal executive officer.

2024
Summary Compensation Table Totals for Second PEO	$2,835,589
Add (Subtract):
Fair value of equity awards granted during the year from the Summary Compensation Table	(2,308,770)
Fair value at year end of equity awards granted during the year	1,090,113
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	—
Change in fair value of equity awards granted in prior years that vested during the year	—
Equity awards granted in prior years that were forfeited during the year	—
Compensation Actually Paid Totals	$1,616,932

(5)    The following table sets forth the adjustments made during each year to calculate Average Compensation Actually Paid to our other named executive officers.

	2024	2023	2022
Average Summary Compensation Table Totals for Non-PEO NEOs	$1,598,976	$1,576,776	$1,622,119
Add (Subtract):
Fair value of equity awards granted during the year from the Summary Compensation Table	(877,009)	(932,283)	(957,722)
Fair value at year end of equity awards granted during the year	263,789	625,082	600,680
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	(198,031)	(94,405)	(260,725)
Change in fair value of equity awards granted in prior years that vested during the year	130,573	58,040	(175,708)
Equity awards granted in prior years that were forfeited during the year	(40,132)	—	—
Average Compensation Actually Paid Totals	$878,167	$1,233,210	$828,645
(6)    In thousands.
From 2022 to 2023, compensation actually paid to Mr. Coats as described in the pay versus performance table increased 154.0%, average compensation actually paid to our other named executive officers as described in the pay versus performance table increased 48.8%, our total shareholder return decreased 19.9% and our net income decreased 73.7%. From 2023 to 2024, compensation actually paid to Mr. Coats and Dr. Exton as described in the pay versus performance table decreased 76.0%, average compensation actually paid to our other named executive officers as described in the pay versus performance table decreased 28.8%, our total shareholder return decreased 51.6% and our net income decreased 13.1%.
The changes in compensation actually paid to Mr. Coats, Dr. Exton and our other named executive officers during such periods as described in the pay versus performance table were largely driven by equity award related adjustments as a result of turnover among our named executive officers and the volatility in the market price of our common stock, and to a lesser extent by variability in annual salary, bonus and equity incentive awards. As a result, such changes are not directly related to the changes in our total shareholder return and net income during such periods.
Grants of Plan-Based Awards in 2024
The following table presents each grant of restricted stock units and stock options in 2024 to the individuals named in the summary compensation table.

Name	Grant Date	Number of Restricted Stock Units	Number of Securities Underlying Options	Exercise Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Michael S. Exton, Ph.D.	7/8/2024		1,675,000	1.67	$2,308,770

Brian T. Crum	2/8/2024	208,160			$447,544
	2/8/2024		208,160	$2.15	$366,947

Craig B. Granowitz, M.D., Ph.D.	2/8/2024	222,680			$478,762
	2/8/2024		222,680	$2.15	$392,543

Alan J. Main, Ph.D.	2/8/2024	204,730			$440,170
	2/8/2024		204,730	$2.15	$360,901

Lonnel Coats	2/8/2024	770,420			$1,656,403
	2/8/2024		770,420	$2.15	$1,358,106

Jeffrey L. Wade	2/8/2024	314,320			$675,788
	2/8/2024		314,320	$2.15	$554,087
	7/8/2024		307,000	$1.67	$423,160

Kristen L. Alexander	2/8/2024	59,660			$128,269
	2/8/2024		59,660	$2.15	$105,169

Thomas A. Garner	2/8/2024	227,130			$488,330
	2/8/2024		227,130	$2.15	$400,387

Each of the restricted stock units in the foregoing table was granted under our 2017 Equity Incentive Plan. Each restricted stock unit vested with respect to one third of the shares underlying the restricted stock unit on February 28, 2025 and will vest with respect to an additional one third of the shares underlying the restricted stock unit on February 28 of each of the two following years. Each restricted stock unit becomes fully vested upon the termination of the named executive officer’s employment by us without cause or by the named executive officer for good reason, in either case following a change in control of our company.

Each of the stock options in the foregoing table was granted under our 2017 Equity Incentive Plan and expires on the tenth anniversary of the grant date. Each option vests with respect to 25% of the shares underlying the option on the first anniversary of the grant date and 1/48th per month for each month of service thereafter. Each option becomes fully vested with respect to all remaining unvested shares upon a change in control of our company. In accordance with the process for determination of fair market value under the plan, the exercise price for each stock option is equal to the closing price of our common stock, as quoted on the Nasdaq Global Select Market, on the last trading day prior to the grant date. The exercise price for each stock option may be paid in cash or in shares of our common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares.
Outstanding Equity Awards at December 31, 2024
The following table presents information about unexercised stock options and unvested restricted stock units that were held by each of the individuals listed in the summary compensation table as of December 31, 2024. No exercised stock options or unvested restricted stock units were held by Mr. Coats as of December 31, 2024.

	Option Awards				Stock Awards
					Number of	Market Value
					Restricted	of Restricted
	Number of Securities		Option	Option	Stock Units	Stock Units
	Underlying Unexercised Options		Exercise	Expiration	That Have	That Have
	Exercisable	Unexercisable (1)	Price	Date	Not Vested (2)	Not Vested (3)
Michael S. Exton, Ph.D.	—	1,675,000	$1.67	7/8/2034

Brian T. Crum	19,391	—	$6.23	2/5/2025
	23,470	—	$8.20	2/11/2026
	14,160	—	$14.44	2/9/2027
	23,040	—	$9.79	2/8/2028
	49,950	—	$5.16	2/7/2029
	189,260	—	$3.31	2/6/2030
	75,480	3,280	$8.38	2/11/2031
	166,368	68,502	$3.20	2/10/2032
	138,006	163,094	$2.43	2/9/2033
	—	208,160	$2.15	2/8/2034
					26,097	$19,273
					66,913	$49,415
					208,160	$153,726

Craig B. Granowitz, M.D., Ph.D.	208,336	41,664	$3.54	8/2/2031
	177,974	73,276	$3.20	2/10/2032
	147,638	174,472	$2.43	2/9/2033
	—	222,680	$2.15	2/8/2034
					27,917	$20,617
					71,580	$52,862
					222,680	$164,449

Alan J. Main, Ph.D.	84,342	—	$6.23	2/5/2025
	65,340	—	$8.20	2/11/2026
	39,960	—	$14.44	2/9/2027
	69,940	—	$9.79	2/8/2028
	124,640	—	$5.16	2/7/2029
	209,700	—	$3.31	2/6/2030
	77,416	3,364	$8.38	2/11/2031
	163,622	67,368	$3.20	2/10/2032
	135,733	160,397	$2.43	2/9/2033
	—	204,730	$2.15	2/8/2034
					25,667	$18,955
					65,807	$48,598
					204,730	$151,193

Jeffrey L. Wade	92,914	—	$6.23	2/5/2025
	71,940	—	$8.20	2/11/2026
	44,770	—	$14.44	2/9/2027
	79,550	—	$9.79	2/8/2028

	Option Awards				Stock Awards
					Number of	Market Value
					Restricted	of Restricted
	Number of Securities		Option	Option	Stock Units	Stock Units
	Underlying Unexercised Options		Exercise	Expiration	That Have	That Have
	Exercisable	Unexercisable (1)	Price	Date	Not Vested (2)	Not Vested (3)
	140,900	—	$5.16	2/7/2029
	274,200	—	$3.31	2/6/2030
	96,410	4,190	$8.38	2/11/2031
	237,626	97,844	$3.20	2/10/2032
	202,598	239,432	$2.43	2/9/2033
	—	314,320	$2.15	2/8/2034
	—	307,000	$1.67	7/8/2034
					37,273	$27,526
					98,227	$72,541
					314,320	$232,125

Kristen L. Alexander	9,184	—	$16.40	6/12/2027
	4,000	—	$9.79	2/8/2018
	4,800	—	$5.16	2/7/2029
	5,800	—	$3.31	2/6/2030
	3,834	166	$8.38	2/11/2031
	33,850	13,930	$3.20	2/10/2032
	32,852	38,818	$2.43	2/9/2033
	—	59,660	$2.15	2/8/2034
					10,617	$7,841
					31,853	$23,523
					59,660	$44,059

Thomas A. Garner	67,417	—	$1.08	12/6/2025
______________________
(1)    Each stock option vests with respect to 25% of the shares underlying the stock option on the first anniversary of the grant date and 1/48th per month for each month of service thereafter.
(2)    Each restricted stock unit vests with respect to one third of the shares underlying the restricted stock unit on February 28 of each of the three years following the year of grant.
(3)    Based on the closing price of our common stock on the Nasdaq Global Select Market of $0.7385 per share on December 31, 2024.
Option Exercises and Stock Vested in 2024
The following table presents information about stock option exercises and the vesting of restricted stock units in 2024 for each of the individuals listed in the summary compensation table. Amounts shown under the columns “Value Realized on Exercise” and “Value Realized on Vesting” are based on the market price of our common stock on the date of exercise or vesting, as applicable, calculated in accordance with the process for determination of fair market value under our 2017 Equity Incentive Plan, without taking into account any taxes that may be payable in connection with the exercise or vesting event, subsequent sale of shares or any shares retained by us in satisfaction of any withholding obligations relating to such taxes.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Michael S. Exton, Ph.D.	—	$—	—	$—
Brian T. Crum	—	$—	68,303	$178,954
Craig B. Granowitz, M.D., Ph.D.	—	$—	63,706	$166,910
Alan J. Main, Ph.D.	—	$—	67,546	$176,971
Lonnel Coats	—	$—	245,080	$642,110
Jeffrey L. Wade	—	$—	97,564	$255,618
Kristen L. Alexander	—	$—	29,243	$76,617
Thomas A. Garner	—	$—	—	$—
______________________

(1)    Based on the closing price of our common stock on the Nasdaq Global Select Market of $2.62 per share on February 27, 2024, the last trading day prior to the date of vesting.
Potential Payments upon Termination or Change in Control
Offer Letters and Employment Agreements
Michael S. Exton, Ph.D. Our offer letter with Dr. Exton provided that if we terminated Dr. Exton’s employment without “cause,” we would pay Dr. Exton his then-current salary for twelve months pursuant to our normal payroll procedures. If such termination was in connection with a “change in control,” we would pay Dr. Exton an additional one-time payment equal to his bonus target for the year of termination.
Craig B. Granowitz, M.D., Ph.D. Our offer letter with Dr. Granowitz provided that if we terminated his employment without “cause,” we would pay Dr. Granowitz his then-current salary for six months pursuant to our normal payroll procedures. Such payments would be extended to twelve months if Dr. Granowitz’s employment was terminated without “cause” in connection with a “change in control.”
Alan J. Main, Ph.D. Our employment agreement with Dr. Main provided that if we terminated his employment without “cause” or if Dr. Main terminated his employment for “good reason,” we would pay Dr. Main his then-current salary for twelve months pursuant to our normal payroll procedures, plus an additional single sum payment equal to 50% of his target bonus for the year in which the termination occurred. If his employment was terminated at the end of any renewal term through notice of non-renewal, we would pay Dr. Main his then-current salary for six months pursuant to our normal payroll procedures.
Management Severance Plan
In March 2025, the compensation committee adopted a management severance plan, which will provide severance payments and benefits to our executive officers in connection with certain terminations of employment. The terms of the plan supersede all potential severance payments and benefits contained within executive officers’ individual offer letters and employment agreements.
Under the plan, in the event that an executive officer’s employment is terminated by us without “cause” or resigns for “good reason,” if the executive officer signs a release of all claims, then the executive officer would be entitled to lump sum payments equal to (a) 12 months of current base salary, (b) pro-rated amount of current target cash bonus (only if such termination occurs between September 1 and December 31) and (c) an amount approximating 12 months of COBRA premiums for continued coverage under our group health plans, less the employee contribution amount that our similarly situated employees pay for such coverage (only if the executive officer is enrolled in our group health plans and elects to continue such coverage). In the event that such termination of employment occurs within the 24-month period following a “change in control,” if the executive officer signs a release of all claims, then the executive officer would be entitled to lump sum payments equal to (x) 12 months of current base salary (or 18 months of current base salary in the case of our chief executive officer), (y) current target cash bonus and (z) an amount approximating 12 months of COBRA premiums for continued coverage under our group health plans (or 18 months in the case of our chief executive officer), less the employee contribution amount that our similarly situated employees pay for such coverage (only if the executive officer is enrolled in our group health plans and elects to continue such coverage).
For purposes of the plan, a “change in control” shall have occurred upon any of the following events:
•any person other than Invus, L.P. and its affiliates becomes the beneficial owner of securities representing 35% or more of the combined voting power of our securities;
•the consummation of a reorganization, merger or consolidation pursuant to which our stockholders immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own or control more than 50% of the combined voting power of the surviving entity’s outstanding voting securities in substantially the same proportions as prior to such reorganization, merger or consolidation;
•our liquidation or dissolution or the sale of all or substantially all of our assets;
•following the election or removal of directors, a majority of our board of directors consists of individuals who were not members of our board of directors two years before such election or removal; or
•any other corporate event deemed to be a “change in control” by the compensation committee.

Separation Agreements
Jeffrey L. Wade. Our separation agreement with Mr. Wade provides that we will pay Mr. Wade (a) salary continuation payments in an amount equal to his then-current base annual salary of $585,000 for a period of twelve months, (b) a single, lump sum payment equal to 50% of his then-current target cash bonus, or $175,500, and (c) monthly payments of $3,700 for a period of twelve months to provide for his cost of continued benefit coverage under COBRA.
Thomas A. Garner. Our separation agreement with Mr. Garner provided that we would pay Mr. Garner (a) a single, lump sum severance payment of $559,494 and (b) a single, lump sum annual bonus payment for 2024 as determined by us and measured by reference to the payment Mr. Garner would have been eligible to receive after giving effect to individual and company performance for 2024, which amount was determined by the compensation committee to be $51,132.
Stock Option Agreements
Our stock option agreements with the individuals named in the summary compensation table provide that all remaining unvested stock options shall become fully vested upon a “change in control,” or as a result of the named executive officer’s death or disability. A “change in control” is defined in each individual stock option agreement, but generally occurs upon the following events:

•any person other than Invus, L.P. and its affiliates becomes the beneficial owner of securities representing 35% or more of the combined voting power of our securities;
•the consummation of a reorganization, merger, or consolidation pursuant to which our stockholders immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own or control more than 50% of the combined voting power of the surviving entity’s outstanding voting securities in substantially the same proportions as prior to such reorganization, merger or consolidation;
•our liquidation or dissolution or the sale of all or substantially all of our assets;
•following the election or removal of directors, a majority of the board of directors consists of individuals who were not members of the board of directors two years before such election or removal, unless the election of such individuals to the board of directors has been approved in advance by directors representing a majority of the directors then in office who were directors at the beginning of the two-year period; or
•any other corporate event deemed to be a “change in control” by the compensation committee.
Restricted Stock Unit Agreements
Our restricted stock unit agreements with the individuals named in the summary compensation table provide that the interest of each named executive officer in the shares subject to the restricted stock unit shall become fully vested upon the termination of the named executive officer’s employment by us without “cause” or by the named executive officer for “good reason,” in either case within 24 months following a “change in control,” or as a result of the named executive officer’s death or disability. A “change in control” is defined in each individual restricted stock unit agreement, but generally occurs upon the following events:
•any person other than Invus, L.P. and its affiliates becomes the beneficial owner of securities representing 35% or more of the combined voting power of our securities;
•the consummation of a reorganization, merger, or consolidation pursuant to which our stockholders immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own or control more than 50% of the combined voting power of the surviving entity’s outstanding voting securities in substantially the same proportions as prior to such reorganization, merger or consolidation;
•our liquidation or dissolution or the sale of all or substantially all of our assets;
•following the election or removal of directors, a majority of the board of directors consists of individuals who were not members of the board of directors two years before such election or removal, unless the election of such individuals to the board of directors has been approved in advance by directors representing a majority of the directors then in office who were directors at the beginning of the two-year period; or
•any other corporate event deemed to be a “change in control” by the compensation committee.

The following table reflects the amounts Dr. Exton, Mr. Crum, Dr. Granowitz, Dr. Main and Ms. Alexander would have been entitled to receive if the foregoing termination or change in control events had occurred on December 31, 2024, in each case without giving effect to the management severance plan adopted by the compensation committee in March 2025. The table also reflects the amounts Mr. Wade and Mr. Garner received or are entitled to receive as a result of the terminations of their employment in September 2024 and December 2024, respectively. Mr. Coats was not entitled to receive any such amounts in connection with his retirement in July 2024. The table does not take into account any taxes that may have been payable in connection with any of those payments:

Name	Aggregate Salary Continuation		Bonus		Other Compensation		Accelerated Portion of Stock Options (6)	Accelerated Portion of Restricted Stock Units (7)
Michael S. Exton, Ph.D.	$636,000	(1)	$445,200	(1)	$—		$—	$—
Brian T. Crum	$—		$—		$—		$—	$222,414
Craig B. Granowitz, M.D., Ph.D.	$511,212	(2)	$—		$—		$—	$237,928
Alan J. Main, Ph.D.	$469,987	(3)	$82,248	(3)	$—		$—	$218,746
Jeffrey L. Wade	$585,000	(4)	$175,500	(4)	$44,400	(4)	$—	$—
Kristen L. Alexander	$—		$—		$—		$—	$75,423
Thomas A. Garner	$—		$—		$610,626	(5)	$—	$—

(1)    Reflects aggregate salary continuation payments due as a result of our termination of Dr. Exton’s employment without “cause” and bonus payments due as a result of our termination of Dr. Exton’s employment without "cause" in connection with a “change in control.”
(2)    Reflects aggregate salary continuation payments due as a result of our termination of Dr. Granowitz’s employment without “cause” in connection with a “change in control.” If Dr. Granowitz’s employment had been terminated without “cause” other than in connection with a “change in control,” the aggregate salary continuation payments for Dr. Granowitz would have been $255,606.
(3)    Reflects aggregate salary continuation and partial bonus payments due as a result of our termination of Dr. Main’s employment without “cause” or Dr. Main’s termination of his employment for “good reason.” If Dr. Main’s employment had been terminated at the end of a renewal term through notice of non-renewal, the aggregate salary continuation payment for Dr. Main would have been $234,994.
(4)    Reflects salary continuation payments, bonus payments and payments to provide for the cost of continued benefit coverage under COBRA, each due as a result of the termination of Mr. Wade’s employment in September 2024.
(5)    Reflects aggregate severance and bonus payments due as a result of the termination of Mr. Garner’s employment in December 2024.
(6)    Reflects the value associated with accelerated vesting of stock options upon the occurrence of a “change of control” or as a result of death or disability, and based on the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2024 of $0.7385 per share, less the exercise price payable with respect to the stock options for which vesting would have been accelerated.
(7)    Reflects the value associated with accelerated vesting of restricted stock units upon termination of employment without “cause” or for “good reason,” in each case following a “change of control,” or as a result of death or disability, and based on the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2024 of $0.7385 per share.
Director Compensation in 2024
Each non-employee member of our board of directors currently receives the following cash compensation:
•an annual retainer of $50,000 for service on the board of directors ($75,000 for service as non-executive chairman of the board of directors), prorated for any partial year of service;
•an annual retainer of $10,000 for service on the audit committee of the board of directors ($20,000 for service as chair of the audit committee), prorated for any partial year of service;
•an annual retainer of $7,500 for service on the compensation committee of the board of directors ($15,000 for service as chair of the compensation committee), prorated for any partial year of service; and
•an annual retainer of $5,000 for service on the corporate governance committee of the board of directors ($10,000 for service as chair of the corporate governance committee), prorated for any partial year of service.
Michael S. Exton, Ph.D., our chief executive officer, does not receive additional compensation for his service as a director.
Non-employee directors may also be granted stock options, restricted stock awards or restricted stock unit awards under our 2017 Non-Employee Directors’ Equity Incentive Plan. Our board of directors determines the provision of each award granted under the plan, including the type of award, the number of shares subject to such award and any relevant vesting schedule. In accordance with the process for determination of fair market value under the plan, the exercise price for each stock option granted under the plan is equal to the closing price of our common stock, as quoted on the Nasdaq Global Select Market, on the last trading day prior to the grant date. Non-employee directors may not be granted awards under the plan with an aggregate grant date fair value of more than $500,000 during any calendar year, taken together with the cash fees paid to such non-employee director in compensation for service on our board of directors during such calendar year.
The following table presents summary information for the year ended December 31, 2024 regarding the compensation of the non-employee members of our board of directors. Dr. Lefkowitz resigned as director and Mr. Cheung was elected as director, each on December 2, 2024.

Name	Fees Earned or Paid in Cash	Option Awards (1) (2) (3)	Restricted Stock Unit Awards (1) (4)	All Other Compensation	Total
Raymond Debbane	$85,000	$66,161	$65,890	—	$217,051
Philippe J. Amouyal	$65,000	$66,161	$65,890	—	$197,051
Samuel L. Barker, Ph.D.	$77,500	$66,161	$65,890	—	$209,551
Ivan H. Cheung	$4,891	$125,344	$—	—	$130,235
Robert J. Lefkowitz, M.D.	$50,516	$66,161	$65,890	—	$182,567
Christopher J. Sobecki	$50,000	$66,161	$65,890	—	$182,051
Diane E. Sullivan	$60,000	$66,161	$65,890	—	$192,051
Judith L. Swain, M.D.	$70,902	$66,161	$65,890	—	$202,953

(1)    Reflects the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of stock options and restricted stock unit awards granted in 2024. See the information appearing under the heading entitled “Stock-Based Compensation” in footnote 2 to our consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2024 for certain assumptions made in the valuation of such stock options and restricted stock unit awards.
(2)    The non-employee members of our board of directors who held such position on December 31, 2024 held the following aggregate number of unexercised stock options as of such date:

Name	Number of Securities Underlying Unexercised Stock Options
Raymond Debbane	114,503
Philippe J. Amouyal	114,503
Samuel L. Barker, Ph.D.	114,503
Ivan H. Cheung	186,685
Christopher J. Sobecki	114,503
Diane E. Sullivan	141,421
Judith L. Swain, M.D.	114,503
(3)    The following table presents the fair value of each grant of stock options in 2024 to non-employee members of our board of directors, computed in accordance with FASB ASC Topic 718:

Name	Grant Date	Number of Securities Underlying Options	Exercise Price of Option Awards	Closing Market Price on the Grant Date of Option Awards	Grant Date Fair Value of Options
Raymond Debbane	5/13/2024	44,906	$1.79	$1.87	$66,161
Philippe Amouyal	5/13/2024	44,906	$1.79	$1.87	$66,161
Samuel L. Barker, Ph.D.	5/13/2024	44,906	$1.79	$1.87	$66,161
Ivan H. Cheung	12/2/2024	186,685	$0.8037	$0.8009	$125,344
Robert J. Lefkowitz, M.D.	5/13/2024	44,906	$1.79	$1.87	$66,161
Christopher J. Sobecki	5/13/2024	44,906	$1.79	$1.87	$66,161
Diane E. Sullivan	5/13/2024	44,906	$1.79	$1.87	$66,161
Judith L. Swain, M.D.	5/13/2024	44,906	$1.79	$1.87	$66,161

(4)    The following table presents the fair value of each grant of restricted stock unit awards in 2024 to non-employee members of our board of directors, computed in accordance with FASB ASC Topic 718:

Name	Grant Date	Number of Restricted Stock Unit Awards	Per Share Grant Date Fair Value	Grant Date Fair Value of Restricted Stock Unit Awards
Raymond Debbane	5/13/2024	36,810	$1.79	$65,890
Philippe Amouyal	5/13/2024	36,810	$1.79	$65,890
Samuel L. Barker, Ph.D.	5/13/2024	36,810	$1.79	$65,890
Ivan H. Cheung	—	—	$—	$—
Robert J. Lefkowitz, M.D.	5/13/2024	36,810	$1.79	$65,890
Christopher J. Sobecki	5/13/2024	36,810	$1.79	$65,890
Diane E. Sullivan	5/13/2024	36,810	$1.79	$65,890
Judith L. Swain, M.D.	5/13/2024	36,810	$1.79	$65,890
Compensation Committee Report
The compensation committee of our board of directors has been established to oversee the compensation of our employees, including our chief executive officer and other officers. The compensation committee also has responsibility for the evaluation and approval of all compensation plans, policies and programs, including the issuance of stock options, restricted stock units and other awards under our 2017 Equity Incentive Plan.
In performing these functions, the compensation committee has reviewed and discussed with the management of our company the information set forth above under the heading “Executive and Director Compensation - Compensation Discussion and Analysis.” Based upon that review and discussion, the compensation committee has recommended to the board of directors that the information set forth above under the heading “Executive and Director Compensation - Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2024.
Compensation Committee
Philippe J. Amouyal (chair)
Samuel L. Barker, Ph.D.
Judith L. Swain, M.D.
The foregoing compensation committee report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this compensation committee report by reference.

PROPOSALS OF STOCKHOLDERS
In order for a stockholder proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, we must receive the written proposal at our principal executive offices no later than November ___, 2025. Any such proposal must also comply with the procedures in Rule 14a-8 under the Securities and Exchange Act of 1934. Similarly, in order for any stockholder proposal to be otherwise raised during next year’s annual meeting, we must receive written notice of the proposal, containing the information required by our bylaws, at our principal executive offices no later than November ___, 2025.
Our bylaws provide additional notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. A stockholder’s notice to our corporate secretary with respect to such business, to be timely, must be delivered to or mailed and received by our corporate secretary at our principal executive offices not less than 120 days nor more than 150 days in advance of the first anniversary date of our proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting of stockholders has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, the notice must be received at least 80 days prior to the date we intend to distribute our proxy statement with respect to such meeting. To be timely, a stockholder’s notice given in the context of a special meeting of stockholders shall be delivered to or mailed and received at our principal executive office not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by our board of directors to be elected at such special meeting. Accordingly, for next year’s annual meeting, notice of a nomination or proposal must be delivered to us no later than the close of business on November ___, 2025 and no earlier than the close of business on October ___, 2025. Nominations and proposals also must satisfy other requirements set forth in our bylaws. You may contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions for making stockholder proposals.
In the case of director nominations, in addition to satisfying the foregoing requirements, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice which sets forth the information required by Rule 14a-19 of the Securities and Exchange Act of 1934, and we must receive such notice no later than the earlier of the time provided in our bylaws or the time provided in Rule 14a-19. Thus, for next year’s annual meeting, such stockholders must provide proper written notice that sets forth all of the information required by Rule 14a-19 to our principal executive offices no later than the close of business on November ___, 2025 and no earlier than the close of business on October ___, 2025. However, the chairman of a meeting of our stockholders shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any nomination is not in compliance, to declare that such defective nomination shall be disregarded.
FINANCIAL INFORMATION
Our annual report to stockholders, including financial statements, accompanies this proxy statement but does not constitute a part of the proxy solicitation materials. You may obtain, without charge, a copy of our annual report on Form 10-K, including the financial statements and exhibits thereto, by written request to Corporate Communications, Lexicon Pharmaceuticals, Inc., 2445 Technology Forest Blvd., 11th Floor, The Woodlands, Texas 77381.
By order of the board of directors,

Brian T. Crum
Secretary

April ___, 2025
The Woodlands, Texas

Appendix A

LEXICON PHARMACEUTICALS, INC.
2017 EQUITY INCENTIVE PLAN
This Plan initially was established as the Lexicon Genetics Incorporated 1995 Stock Option Plan (the “1995 Stock Option Plan”), which was adopted by the Board and approved by the Company’s stockholders on September 13, 1995. The 1995 Stock Option Plan was subsequently amended and restated in its entirety and renamed the Lexicon Genetics Incorporated 2000 Equity Incentive Plan (the “2000 Equity Incentive Plan”), which was adopted by the Board on February 3, 2000 and approved by the Company’s stockholders on March 15, 2000 and May 19, 2004. The 2000 Equity Incentive Plan was subsequently amended and restated in its entirety and renamed the Equity Incentive Plan (the “Equity Incentive Plan”), which was adopted by the Board on February 27, 2009 and approved by the Company’s stockholders on April 23, 2009. The Equity Incentive Plan, as amended, was subsequently amended and restated in its entirety and renamed the 2017 Equity Incentive Plan (the “2017 Equity Incentive Plan”), which was adopted by the Board on February 9, 2017 and approved by the Company's stockholders on April 27, 2017. A subsequent amendment to the 2017 Equity Incentive Plan was adopted by the Board on February 7, 2019 and approved by the Company's stockholders on April 25, 2019. The 2017 Equity Incentive Plan was subsequently amended by the Board, effective February 6, 2020, to remove the provisions formerly required by Section 162(m) of the Code. A subsequent amendment to the 2017 Equity Incentive Plan was adopted by the Board on February 6, 2020 and approved by the Company’s stockholders on April 23, 2020. An additional amendment to the 2017 Equity Incentive Plan was adopted by the Board on February 9, 2023 and approved by the Company’s stockholders on April 27, 2023. An additional amendment to the 2017 Equity Incentive Plan was adopted by the Board on February 13, 2025, subject to approval by the Company’s stockholders. The terms of this 2017 Equity Incentive Plan, as amended, shall supersede the terms of the 1995 Stock Option Plan, the 2000 Equity Incentive Plan and the Equity Incentive Plan in their entirety; provided, however, that nothing herein shall operate or be construed as modifying the terms of an Incentive Stock Option granted under the 1995 Stock Option Plan, the 2000 Equity Incentive Plan or the Equity Incentive Plan in a manner that would treat the option as being a new grant for purpose of Section 424(h) of the Code.
1.PURPOSES.
(a)ELIGIBLE STOCK AWARD RECIPIENTS. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.
(b)AVAILABLE STOCK AWARDS. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Bonus Awards, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Stock Appreciation Rights and (vii) Performance Stock Awards.
(c)GENERAL PURPOSE. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.
2.DEFINITIONS.
(a)“AFFILIATE” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
(b)“BOARD” means the Board of Directors of the Company.
(c)“CODE” means the Internal Revenue Code of 1986, as amended.
(d)“COMMITTEE” means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).
(e)“COMMON STOCK” means the common stock, par value $.001 per share, of the Company.
(f)“COMPANY” means Lexicon Pharmaceuticals, Inc. a Delaware corporation.

(g)“CONSULTANT” means any person other than a Director or Employee who is engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services.
(h)“CONTINUOUS SERVICE” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.
(i)“DIRECTOR” means a member of the Board of Directors of the Company.
(j)“DISABILITY” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.
(k)“EMPLOYEE” means any person (which may include a Director) who is employed by the Company or an Affiliate.
(l)“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended.
(m)“FAIR MARKET VALUE” means, as of any date, the value of the Common Stock determined as follows:
(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq Stock Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.
(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board in such manner as it deems appropriate and as is consistent with the requirements of Section 409A of the Code.
(n)“INCENTIVE STOCK OPTION” means an option to purchase Common Stock that is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(o)“NON-EMPLOYEE DIRECTOR” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent for a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(p)“NONSTATUTORY STOCK OPTION” means an option to purchase Common Stock other than an Incentive Stock Option.
(q)“OFFICER” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(r)“OPTION” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to Section 6 of the Plan.
(s)“OPTION AGREEMENT” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.
(t)“OPTIONHOLDER” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(u)“PARTICIPANT” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
(v)“PERFORMANCE STOCK AWARD” means a right to receive a Stock Award based upon performance criteria specified by the Committee.
(w)“PLAN” means this Lexicon Pharmaceuticals, Inc. 2017 Equity Incentive Plan.
(x)“RESTRICTED STOCK AWARD” means a right to purchase restricted Common Stock granted pursuant to Section 7(b) of the Plan.
(y)“RESTRICTED STOCK UNIT AWARD” means a right to receive shares of Common Stock (or a cash payment equal to the Fair Market Value thereof) granted pursuant to Section 7(c) of the Plan.
(z)    “RULE 16B-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b‑3, as in effect from time to time.
(aa)    “SECURITIES ACT” means the Securities Act of 1933, as amended.
(bb)    “STOCK APPRECIATION RIGHT” means a right to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time granted pursuant to Section 7(d) of the Plan, payable in shares of Common Stock or cash.
(cc)    “STOCK AWARD” means any right granted under the Plan, including an Option, a Stock Bonus Award, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right or a Performance Stock Award.
(dd)    “STOCK AWARD AGREEMENT” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.
(ee)    “STOCK BONUS AWARD” means an award of Common Stock granted pursuant to Section 7(a) of the Plan.
(ff)    “TEN PERCENT STOCKHOLDER” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.
3.ADMINISTRATION.
(a)ADMINISTRATION BY BOARD. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).
(b)POWERS OF BOARD. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.
(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or other agreement evidencing a Stock Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
(iii) To amend the Plan or a Stock Award as provided in Section 13.
(iv) To terminate or suspend the Plan as provided in Section 14.
(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

(c)DELEGATION TO COMMITTEE.
(i) GENERAL. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.
(ii) COMMITTEE COMPOSITION WHEN COMMON STOCK IS PUBLICLY TRADED. At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.
(d)EFFECT OF BOARD’S DECISION. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.
4.SHARES SUBJECT TO THE PLAN.
(a)SHARE RESERVE. Subject to the provisions of Section 12 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate seventy five million (75,000,000) shares and the Common Stock that may be issued pursuant to Incentive Stock Options shall not exceed in the aggregate seventy five million (75,000,000) shares.
(b)REVERSION OF SHARES TO THE SHARE RESERVE. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full or shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company, including any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, the shares of Common Stock not issued under such Stock Award or forfeited to or repurchased by the Company shall revert to and again become available for issuance under the Plan; provided, however, that shares subject to a Stock Award that are not delivered to a Participant because (i) such Participant’s right to purchase such shares subject to an Option are surrendered in payment of the exercise price for other shares subject to such Option in a “net exercise,” or (ii) such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of an Option or Stock Appreciation Right, or the issuance of shares under a Stock Bonus Award, Restricted Stock Award, Restricted Stock Unit Award or Performance Stock Award, the shares so surrendered or withheld shall not remain available for subsequent issuance under the Plan.
(c)SOURCE OF SHARES. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.
5.ELIGIBILITY.
(a)ELIGIBILITY FOR SPECIFIC STOCK AWARDS. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.
(b)TEN PERCENT STOCKHOLDERS. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.
6.OPTION PROVISIONS.
Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
(a)TERM. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b)EXERCISE PRICE. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
(c)CONSIDERATION. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder, (3) by surrender of Optionholder’s right to purchase shares subject to an Option (valued, for such purposes, as the Fair Market Value of such surrendered shares on the date of exercise less the exercise price for such surrendered shares) in payment of the exercise price for other shares subject to such Option in a “net exercise” of such Option, or (4) in any other form of legal consideration that may be acceptable to the Board. At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment. In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.
(d)TRANSFERABILITY. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement; provided that, if the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
(e)VESTING GENERALLY. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary.
(f)TERMINATION OF CONTINUOUS SERVICE. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.
(g)EXTENSION OF TERMINATION DATE. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.
(h)DISABILITY OF OPTIONHOLDER. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement,) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.
(i)DEATH OF OPTIONHOLDER. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death pursuant to subsection 6(d), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.
7.STOCK BONUS AWARD, RESTRICTED STOCK AWARD, RESTRICTED STOCK UNIT AWARD AND STOCK APPRECIATION RIGHT PROVISIONS.
(a)STOCK BONUS AWARDS. Each Stock Bonus Award agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Bonus Award agreements may change from time to time, and the terms and conditions of separate Stock Bonus Award agreements need not be identical, but each Stock Bonus Award agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i) CONSIDERATION. A Stock Bonus Award may be granted in consideration for past services actually rendered to the Company or an Affiliate for its benefit. Unless otherwise provided in the Stock Bonus Award agreement, no further consideration will be payable by Participant upon grant of the Stock Bonus Award. Any such consideration to be paid by the Participant may be paid in any form of legal consideration that may be acceptable to the Board in its discretion and permissible under applicable law.
(ii) VESTING. Shares of Common Stock awarded under the Stock Bonus Award agreement may, but need not, be subject to a share repurchase option or forfeiture restrictions in favor of the Company in accordance with a vesting schedule to be determined by the Board.
(iii) TERMINATION OF PARTICIPANT’S CONTINUOUS SERVICE. In the event a Participant’s Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Stock Bonus Award agreement.
(iv) TRANSFERABILITY. Rights to acquire shares of Common Stock under the Stock Bonus Award agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Bonus Award agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Stock Bonus Award agreement remains subject to the terms of the Stock Bonus Award agreement.
(b)RESTRICTED STOCK AWARDS. Each Restricted Stock Award agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the Restricted Stock Award agreement may change from time to time, and the terms and conditions of separate Restricted Stock Award agreements need not be identical, but each Restricted Stock Award agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i) CONSIDERATION. Unless otherwise provided in the Restricted Stock Award agreement, no further consideration will be payable by Participant upon grant of the Restricted Stock Award. Any such consideration to be paid by the Participant may be paid in any form of legal consideration that may be acceptable to the Board in its discretion and permissible under applicable law.
(ii) VESTING. Shares of Common Stock acquired under the Restricted Stock Award agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.
(iii) TERMINATION OF PARTICIPANT’S CONTINUOUS SERVICE. In the event a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Restricted Stock Award agreement.
(iv) TRANSFERABILITY. Rights to acquire shares of Common Stock under the Restricted Stock Award agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Award agreement remains subject to the terms of the Restricted Stock Award agreement.
(c)RESTRICTED STOCK UNIT AWARDS. Each Restricted Stock Unit Award agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit

Award agreements need not be identical, provided, however, that each Restricted Stock Unit Award agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i) CONSIDERATION. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.
(ii) VESTING. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.
(iii) PAYMENT. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award agreement.
(iv) DIVIDEND EQUIVALENTS. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award agreement to which they relate.
(v) TERMINATION OF PARTICIPANT’S CONTINUOUS SERVICE. Except as otherwise provided in the applicable Restricted Stock Unit Award agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.
(vi) TRANSFERABILITY. Rights under the Restricted Stock Unit Award agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Unit Award agreement, as the Board shall determine in its discretion.
(d)STOCK APPRECIATION RIGHTS. Each Stock Appreciation Right agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the Stock Appreciation Right agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right agreements need not be identical, but each Stock Appreciation Right agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i) CALCULATION OF APPRECIATION. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (i) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of shares of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (ii) an amount (the strike price) that will be determined by the Board at the time of grant of the Stock Appreciation Right for such number of shares of Common Stock, provided that the strike price of a Stock Appreciation Right shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock equal to the number of shares of Common Stock equivalents subject to the Stock Appreciation Right on the date the Stock Appreciation Right is granted.
(ii) VESTING. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.
(iii) EXERCISE. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right agreement evidencing such Stock Appreciation Right.
(iv) PAYMENT. The appreciation distribution in respect to a Stock Appreciation Right may be paid in cash, shares of Common Stock, a combination of cash and shares of Common Stock or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right agreement evidencing such Stock Appreciation Right.
(v) TERMINATION OF PARTICIPANT’S CONTINUOUS SERVICE. In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right agreement), or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right agreement (as applicable), the Stock Appreciation Right shall terminate.
(vi) TRANSFERABILITY. Rights under the Stock Appreciation Right agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Appreciation Right agreement, as the Board shall determine in its discretion.
8.PERFORMANCE STOCK AWARDS.
The Committee is authorized to designate any of the Stock Awards granted under the Plan as Performance Stock Awards. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions applicable to a Performance Stock Award, and may exercise its discretion to reduce or increase the number of shares issuable under any Performance Stock Award. Performance conditions may differ for Performance Stock Awards granted to any one Participant or to different Participants. The performance period applicable to any Performance Stock Award shall be set by the Committee in its discretion, but shall not exceed ten years.
9.COVENANTS OF THE COMPANY.
(a)AVAILABILITY OF SHARES. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.
(b)SECURITIES LAW COMPLIANCE. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.
10.USE OF PROCEEDS FROM STOCK.
Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.
11.MISCELLANEOUS.
(a)ACCELERATION OF EXERCISABILITY AND VESTING. Subject to the limitations of Section 8, the Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.
(b)STOCKHOLDER RIGHTS. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.
(c)NO EMPLOYMENT OR OTHER SERVICE RIGHTS. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d)INCENTIVE STOCK OPTION $100,000 LIMITATION. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.
(e)INVESTMENT ASSURANCES. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(f)WITHHOLDING OBLIGATIONS. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.
12.ADJUSTMENTS UPON CHANGES IN STOCK.
(a)CAPITALIZATION ADJUSTMENTS. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and the number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. For clarity, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.
(b)DISSOLUTION OR LIQUIDATION. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.
(c)ASSET SALE, MERGER, CONSOLIDATION OR REVERSE MERGER. In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 12(c) for those outstanding under the Plan). In the event any surviving corporation or acquiring corporation fails to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.

13.AMENDMENT OF THE PLAN AND STOCK AWARDS.
(a)AMENDMENT OF PLAN. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.
(b)STOCKHOLDER APPROVAL. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.
(c)CONTEMPLATED AMENDMENTS. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.
(d)NO IMPAIRMENT OF RIGHTS. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.
(e)AMENDMENT OF STOCK AWARDS. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.
(f)SUBSTITUTE AWARDS; NO REPRICING. Stock Awards may be granted in substitution or exchange for any other Stock Award granted under the Plan or under another plan of the Company or an Affiliate or any other right of an eligible person to receive payment from the Company or an Affiliate. Stock Awards may also be granted under the Plan in substitution for awards held by individuals who become eligible persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate (“Substitute Awards”). Such Substitute Awards referred to in the immediately preceding sentence that are Options or Stock Appreciation Rights may have an exercise price that is less than the Fair Market Value of a share of Common Stock on the date of the substitution if such substitution complies with applicable laws (including rules regarding nonqualified deferred compensation) and exchange rules. Except as provided in this Section 13(f) or in Section 12, without the approval of the stockholders of the Company, the terms of outstanding Stock Awards may not be amended to (i) reduce the exercise price or grant price of an outstanding Option or Stock Appreciation Right, (ii) grant a new Option, Stock Appreciation Right or other Stock Award in substitution for, or upon the cancellation of, any previously granted Option or Stock Appreciation Right that has the effect of reducing the exercise price or grant price thereof, (iii) exchange any Option or Stock Appreciation Right for Common Stock, cash or other consideration when the exercise price or grant price per share of Common Stock under such Option or Stock Appreciation Right exceeds the Fair Market Value of a share of Common Stock.
14.TERMINATION OR SUSPENSION OF THE PLAN.
(a)PLAN TERM. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
(b)NO IMPAIRMENT OF RIGHTS. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.
15.EFFECTIVE DATE OF PLAN.
The Plan shall become effective upon its adoption by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.
16.CHOICE OF LAW.
The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

Appendix B

LEXICON PHARMACEUTICALS, INC.
2017 NON-EMPLOYEE DIRECTORS’ EQUITY INCENTIVE PLAN

This Plan initially was established as the 2000 Non-Employee Directors’ Stock Option Plan, effective as of April 12, 2000 (the “2000 Non-Employee Directors’ Stock Option Plan”) which was adopted by the Board on February 3, 2000 and approved by the Company’s stockholders on March 15, 2000. The 2000 Non-Employee Directors’ Stock Option Plan, as amended, was subsequently amended and restated in its entirety and renamed the Non-Employee Directors’ Stock Option Plan (the “Non-Employee Directors’ Stock Option Plan”), which was adopted by the Board on February 27, 2009 and approved by the Company’s stockholders on April 23, 2009. A subsequent amendment to the Non-Employee Directors’ Stock Option Plan pursuant to which it was renamed the Non-Employee Directors’ Equity Incentive Plan (the “Non-Employee Directors’ Equity Incentive Plan”) was adopted by the Board on February 16, 2012 and approved by the Company’s stockholders on April 26, 2012. The Non-Employee Directors’ Equity Incentive Plan, as amended, was subsequently amended and restated in its entirety and renamed the 2017 Non-Employee Directors’ Equity Incentive Plan, which was adopted by the Board on February 9, 2017 and approved by the Company’s stockholders on April 27, 2017. A subsequent amendment to the 2017 Non-Employee Directors’ Equity Incentive Plan was adopted by the Board on October 25, 2018. An additional amendment to the 2017 Non-Employee Directors’ Equity Incentive Plan was adopted by the Board on February 11, 2021 and approved by the Company’s stockholders on April 29, 2021. An additional amendment to the 2017 Non-Employee Directors’ Equity Incentive Plan was adopted by the Board on February 9, 2023 and approved by the Company’s stockholders on April 27, 2023. An additional amendment to the 2017 Non-Employee Directors’ Equity Incentive Plan was adopted by the Board on February 13, 2025, subject to approval by the Company’s stockholders. The terms of this 2017 Non-Employee Directors’ Equity Incentive Plan, as amended, shall supersede the terms of the 2000 Non-Employee Directors’ Stock Option Plan, Non-Employee Directors’ Stock Option Plan and Non-Employee Directors’ Equity Incentive Plan in their entirety.

1.PURPOSES.
(a)    ELIGIBLE STOCK AWARD RECIPIENTS. The persons eligible to receive Stock Awards are the Non-Employee Directors of the Company.

(b)    AVAILABLE STOCK AWARDS. The purpose of the Plan is to provide a means by which Non-Employee Directors may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Nonstatutory Stock Options, (ii) Restricted Stock Awards and (iii) Restricted Stock Unit Awards.

(c)    GENERAL PURPOSE. The Company, by means of the Plan, seeks to retain the services of its Non-Employee Directors, to secure and retain the services of new Non-Employee Directors and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.DEFINITIONS.
(a)    “AFFILIATE” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b)    “BOARD” means the Board of Directors of the Company.

(c)    “CODE” means the Internal Revenue Code of 1986, as amended.

(d)    “COMMON STOCK” means the common stock, par value $.001 per share, of the Company.

(e)    “COMPANY” means Lexicon Pharmaceuticals, Inc., a Delaware corporation.

(f)    “CONSULTANT” means any person other than a Director or Employee who is engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services.

(g)    “CONTINUOUS SERVICE” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from a Non-Employee Director of the Company to a Consultant of an Affiliate or an Employee of the Company will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(h)    “DIRECTOR” means a member of the Board of Directors of the Company.

(i)    “DISABILITY” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(j)    “EMPLOYEE” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(k)    “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended.

(l)     “FAIR MARKET VALUE” means, as of any date, the value of the Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or traded on the Nasdaq Stock Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii)    In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board in such manner as it deems appropriate and as is consistent with the requirements of section 409A of the Code.

(m)    “NON-EMPLOYEE DIRECTOR” means a Director who is not an Employee.

(n)    “NONSTATUTORY STOCK OPTION” means an option to purchase Common Stock that is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(o)     “OPTION” means a Nonstatutory Stock Option to purchase Common Stock granted pursuant to Section 6 of the Plan.

(p)    “PARTICIPANT” means any Non-Employee Director to whom a Stock Award is granted pursuant to the Plan.

(q)    “PLAN” means this Lexicon Pharmaceuticals, Inc. 2017 Non-Employee Directors’ Equity Incentive Plan.

(r)    “RESTRICTED STOCK AWARD” means a right to receive restricted Common Stock granted pursuant to Section 7(a) of the Plan.

(s)    “RESTRICTED STOCK UNIT AWARD” means a right to receive shares of Common Stock (or a cash payment equal to the Fair Market Value thereof) granted pursuant to Section 7(b) of the Plan.

(t)     “RULE 16B-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(u)    “SECURITIES ACT” means the Securities Act of 1933, as amended.

(v)    “STOCK AWARD” means any right granted under the Plan, including an Option, a Restricted Stock Award or a Restricted Stock Unit Award.

(w)    “STOCK AWARD AGREEMENT” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

3.ADMINISTRATION.
(a)    ADMINISTRATION BY BOARD. The Board shall administer the Plan. The Board may not delegate administration of the Plan to a committee.

(b)    POWERS OF BOARD. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)     To determine from time to time which of the Non-Employee Directors shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a Non-Employee Director shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such Non-Employee Director.

(ii)    To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)    To amend the Plan or a Stock Award as provided in Section 12.

(iv)    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

(c)     EFFECT OF BOARD’S DECISION. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.SHARES SUBJECT TO THE PLAN.
(a)    SHARE RESERVE. Subject to the provisions of Section 11 relating to adjustments upon changes in the Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate four million (4,000,000) shares of Common Stock.

(b)    ANNUAL LIMIT ON STOCK AWARDS. No Participant shall be eligible to be granted Stock Awards with an aggregate grant date fair value (computed in accordance with the Company’s financial reporting policies) of more than $500,000 during any calendar year, taken together with any cash fees paid to such Participant in compensation for such Participant’s service on the Board during such calendar year.

(c)    REVERSION OF SHARES TO THE SHARE RESERVE. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without the shares of Common Stock issuable thereunder being issued in full, the shares of Common Stock not issued under such Stock Award shall revert to and again become available for issuance under the Plan. For clarity, shares subject to a Stock Award that are not delivered to a Participant because (i) such Participant’s right to purchase such shares subject to an Option are surrendered in payment of the exercise price for other shares subject to such Option in a “net exercise,” or (ii) such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of an Option, or the issuance of shares under a Restricted Stock Award or Restricted Stock Unit Award, the shares so surrendered or withheld shall not remain available for subsequent issuance under the Plan.

(d)    SOURCE OF SHARES. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.ELIGIBILITY.
Stock Awards may be granted under the Plan to all Non-Employee Directors.

6.OPTION PROVISIONS.
Each Option shall be in such form and shall contain such terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)     TERM. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b)    EXERCISE PRICE. The exercise price of each Option shall be one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c)    CONSIDERATION. The purchase price of stock acquired pursuant to an Option may be paid, to the extent permitted by applicable statutes and regulations, in any combination of (i) cash or check, (ii) delivery to the Company of other Common Stock, or (iii) surrender of Participant’s right to purchase shares subject to any Option with a term expiring in less than one (1) year from the date of exercise(valued, for such purposes, as the Fair Market Value of such surrendered shares on the date of exercise less the exercise price for such surrendered shares) in payment of the exercise price for other shares subject to such Option in a “net exercise” of such Option.

(d)    TRANSFERABILITY. An Option is not transferable, except (i) by will or by the laws of descent and distribution, (ii) by instrument to an inter vivos or testamentary trust, in a form accepted by the Company, in which the Option is to be passed to beneficiaries upon the death of the trustor (settlor) and (iii) by gift, in a form accepted by the Company, to a member of the “immediate family” of the Participant as that term is defined in 17 C.F.R. 240.16a-1(e). In addition, the Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option.

(e)    VESTING. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary.

(f)     TERMINATION OF CONTINUOUS SERVICE. In the event an Participant’s Continuous Service terminates (other than upon the Participant’s death or Disability), the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date six (6) months following the termination of the Participant’s Continuous Service, or (ii) the expiration of the term of the Option as set forth in the Stock Award Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified in the Stock Award Agreement, the Option shall terminate.

(g)    EXTENSION OF TERMINATION DATE. If the exercise of the Option following the termination of the Participant’s Continuous Service (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Participant’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(h)    DISABILITY OF PARTICIPANT. In the event an Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination or (ii) the expiration of the term of the Option as set forth in the Stock Award Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate.

(i)    DEATH OF PARTICIPANT. In the event (i) an Participant’s Continuous Service terminates as a result of the Participant’s death or (ii) the Participant dies within the three-month period after the termination of the Participant’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Participant was entitled to exercise the Option as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death, but only within the period ending on the earlier of (A) the date eighteen (18) months following the date of death or (B) the expiration of the term of such Option as set forth in the Stock Award Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

7.PROVISION OF STOCK AWARDS OTHER THAN OPTIONS.
(a)    RESTRICTED STOCK AWARDS. Each Restricted Stock Award shall be in such form and shall contain such terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate. The provisions of separate Restricted Stock Awards need not be identical, but each Restricted Stock Award shall include (through incorporation of provisions hereof by reference in the Restricted Stock Award or otherwise) the substance of each of the following provisions:

(i)    CONSIDERATION. Except as otherwise determined by the Board, no further consideration will be payable by the Participant upon grant of the Restricted Stock Award or delivery of each share of Common Stock subject to the Restricted Stock Award. Any such consideration to be paid by the Participant may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii)    VESTING. At the time of the grant of a Restricted Stock Award, the Board may, but need not, determine that Shares of Common Stock acquired under a Restricted Stock Award shall be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board in its sole discretion.

(iii)    TERMINATION OF PARTICIPANT’S CONTINUOUS SERVICE. In the event a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Restricted Stock Award.

(iv)    TRANSFERABILITY. Rights under the Restricted Stock Award shall be transferable by the Participant only upon such terms and conditions as the Board shall determine in its sole discretion.

(b)    RESTRICTED STOCK UNIT AWARDS. Each Restricted Stock Unit Award shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Restricted Stock Unit Awards need not be identical, but each Restricted Stock Unit Award shall include (through incorporation of provisions hereof by reference in the Restricted Stock Unit Award or otherwise) the substance of each of the following provisions:

(i)    CONSIDERATION. Except as otherwise determined by the Board, no further consideration will be payable by the Participant upon grant of the Restricted Stock Unit Award or delivery of each share of Common Stock subject to the Restricted Stock Unit Award. Any such consideration to be paid by the Participant may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii)     VESTING. At the time of the grant of a Restricted Stock Unit Award, the Board may, but need not, impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as determined by the Board in its sole discretion.

(iii)    PAYMENT. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board in its sole discretion.

(iv)    DIVIDEND EQUIVALENTS. Except as otherwise determined by the Board, dividend equivalents shall not be credited in respect of shares of Common Stock subject to a Restricted Stock Unit Award. If any such dividend equivalents are so credited, such dividend equivalents may be converted into additional shares of Common Stock subject to the Restricted Stock Unit Award in such manner as determined by the Board in its sole discretion. Any additional shares of Common Stock subject to the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award to which they relate.

(v)    TERMINATION OF PARTICIPANT’S CONTINUOUS SERVICE. Except as otherwise determined by the Board, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(vi)    TRANSFERABILITY. Rights under the Restricted Stock Unit Award shall be transferable by the Participant only upon such terms and conditions as the Board shall determine in its sole discretion.

8.COVENANTS OF THE COMPANY.
(a)    AVAILABILITY OF SHARES. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b)    SECURITIES LAW COMPLIANCE. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise, grant or vesting of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the

Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise or grant of such Stock Awards unless and until such authority is obtained.

9.USE OF PROCEEDS FROM STOCK.
Proceeds from the sale of Common Stock pursuant to any Stock Awards shall constitute general funds of the Company.
10.MISCELLANEOUS.
(a)    STOCKHOLDER RIGHTS. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such Participant has satisfied all requirements for the acquisition of shares of Common Stock underlying the Stock Award pursuant to its terms.

(b)    NO SERVICE RIGHTS. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company as a Non-Employee Director or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(c)    INVESTMENT ASSURANCES. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (iii) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(d)    WITHHOLDING OBLIGATIONS. The Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of stock under the Stock Award; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

11.ADJUSTMENTS UPON CHANGES IN STOCK.
(a)    CAPITALIZATION ADJUSTMENTS. If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and number of securities subject to the Plan pursuant to Section 4(a) and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. For clarity, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.

(b)    DISSOLUTION OR LIQUIDATION. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.

(c)    ASSET SALE, MERGER, CONSOLIDATION OR REVERSE MERGER.

(i)    In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 11(c) for those outstanding under the Plan).

(ii)    In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then the vesting of such Stock Awards shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event.

(iii)    In the event any surviving corporation or acquiring corporation assumes such Stock Awards or substitutes similar stock awards for those outstanding under the Plan but the Participant is not elected or appointed to the board of directors of the surviving corporation or acquiring corporation at the first meeting of such board of directors after such change in control event, then the vesting of such Stock Awards shall be accelerated by eighteen (18) months on the day after the first meeting of the board of directors of the surviving corporation or acquiring corporation.

(iv)    In the event any surviving corporation or acquiring corporation assumes such Stock Awards or substitutes similar stock awards for those outstanding under the Plan and the Participant is elected or appointed to the board of directors of the surviving corporation or acquiring corporation at the first meeting of such board of directors after such change in control event, then the vesting of such Stock Awards shall not be accelerated.

12.AMENDMENT OF THE PLAN AND STOCK AWARDS.
(a)    AMENDMENT OF PLAN. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Rule 16b-3 or any Nasdaq or other securities exchange listing requirements.

(b)    STOCKHOLDER APPROVAL. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.

(c)    NO IMPAIRMENT OF RIGHTS. Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(d)    AMENDMENT OF STOCK AWARDS. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e)     SUBSTITUTE AWARDS; NO REPRICING. Stock Awards may be granted in substitution or exchange for any other Stock Award granted under the Plan or under another plan of the Company or an Affiliate or any other right of an eligible person to receive payment from the Company or an Affiliate. Stock Awards may also be granted under the Plan in substitution for awards held by individuals who become eligible persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate (“Substitute Awards”). Such Substitute Awards referred to in the immediately preceding sentence that are Options may have an exercise price that is less than the Fair Market Value of a share of Common Stock on the date of the substitution if such substitution complies with applicable laws (including rules regarding nonqualified deferred compensation) and exchange rules. Except as provided in this Section 12(e) or in Section 11, without the approval of the stockholders of the Company, the terms of outstanding Stock Awards may not be amended to (i) reduce the exercise price of an outstanding Option, (ii) grant a new Option or other Stock Award in substitution for, or upon the cancellation of, any previously granted Option that has the effect of reducing the exercise price thereof, (iii) exchange any Option for Common Stock, cash or other consideration when the exercise price or grant price per share of Common Stock under such Option exceeds the Fair Market Value of a share of Common Stock.

13.TERMINATION OR SUSPENSION OF THE PLAN.
(a)    PLAN TERM. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)    NO IMPAIRMENT OF RIGHTS. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.EFFECTIVE DATE OF PLAN.
The Plan shall become effective as determined by the Board, but no Option shall be exercised and no Restricted Stock Award or Restricted Stock Unit Award shall be granted unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.CHOICE OF LAW.
All questions concerning the construction, validity and interpretation of this Plan shall be governed by the law of the State of Delaware, without regard to such state’s conflict of laws rules.

Appendix C

FORM OF
CERTIFICATE OF AMENDMENT
TO
SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
LEXICON PHARMACEUTICALS, INC.
LEXICON PHARMACEUTICALS, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“DGCL”), hereby certifies as follows pursuant to Section 242 of the DGCL:
FIRST:     That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted to amend the Corporation’s Sixth Amended and Restated Certificate of Incorporation to insert the following provision to the end of Section 4.01(a) of Article IV thereof:
“Effective as of 5:00 p.m. Eastern time on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware, each _____ (___) shares of the Corporation’s Common Stock issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of the Corporation’s Common Stock; provided that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing price of the Corporation’s Common Stock as reported on the Nasdaq Global Select Market on the last trading day before the date this Certificate of Amendment is filed with the Secretary of State of Delaware.”

SECOND:     That pursuant to a resolution of its Board of Directors, an annual meeting of the Corporation’s stockholders was duly called and held upon notice in accordance with the provisions of Section 222 of the DGCL, at which meeting the necessary number of shares as required by applicable law were voted in favor of such amendment.

THIRD:     That such amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Brian T. Crum, its Senior Vice President, General Counsel and Secretary, this ____ day of ________________, 2025.

LEXICON PHARMACEUTICALS, INC.

By:
Brian T. Crum
Senior Vice President, General Counsel and Secretary

C-1

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LEXICON PHARMACEUTICALS, INC. 2445 TECHNOLOGY FOREST BLVD., 11th FLOOR THE WOODLANDS, TX 77381
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒
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			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below
			☐	☐	☐
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors
Nominees
01	Raymond Debbane	02 Ivan H. Cheung

The Board of Directors recommends you vote FOR the following proposals.						For	Against	Abstain
2.	Ratification and approval of the amendment to the Company’s 2017 Equity Incentive Plan					☐	☐	☐
3.	Ratification and approval of the amendment to the Company’s 2017 Non-Employee Directors’ Equity Incentive Plan					☐	☐	☐
4.	Approval of an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation to effect, at the discretion of the Company’s board of directors, a reverse split of its common stock, at a ratio within a range of 1-for-10 to 1-for-50, at any time prior to the Company’s 2026 annual meeting of stockholders and with the actual ratio to be determined within that range at the discretion of the Company’s board of directors					☐	☐	☐
5.	Advisory vote to approve the compensation paid to the Company’s named executive officers					☐	☐	☐
6.	Ratification and approval of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2025					☐	☐	☐

Note: In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders much sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

	Signature (PLEASE SIGN WITHIN BOX)			Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com.

Lexicon Pharmaceuticals, Inc. Annual Meeting of Stockholders June 2, 2025 This Proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Michael S. Exton, Ph.D. and Scott M. Coiante, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Lexicon Pharmaceuticals, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. CDT on June 2, 2025, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH OTHER PROPOSAL.

Continued and to be signed on reverse side